                                                                   Exhibit 10.3


                                                                  Execution Copy

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


                          TECHNOLOGY TRANSFER AGREEMENT

                                 BY AND BETWEEN

                        MILLENNIUM PHARMACEUTICALS, INC.

                                       AND

                          AVENTIS PHARMACEUTICALS INC.

                                TABLE OF CONTENTS


                                                                                                PAGE
                                                                                                ----
TECHNOLOGY TRANSFER AGREEMENT....................................................................1
Article I Definitions............................................................................1
         Section 1.1 "Additional Technology Transfer Services"...................................1
         Section 1.2 "Affiliate".................................................................1
         Section 1.3 "Agreement Term"............................................................2
         Section 1.4 "Aventis Improvements to Millennium Process Technology".....................2
         Section 1.5 "Aventis Improvements Patent Rights and Copyrights".........................2
         Section 1.6 "Base Technology Transfer Services".........................................2
         Section 1.7 "Change of Control".........................................................2
         Section 1.8 "Confidential Information"..................................................3
         Section 1.9 "Contract Year".............................................................3
         Section 1.10 "Cover"....................................................................3
         Section 1.11 "Development Program Technology"...........................................3
         Section 1.12 "Direct Acquired Technology"...............................................4
         Section 1.13 "Direct Licensed Software".................................................4
         Section 1.14 "Documentation"............................................................4
         Section 1.15 "Effective Date"...........................................................4
         Section 1.16 "Executive Officers".......................................................4
         Section 1.17 "Field"....................................................................4
         Section 1.18 "First Commercial Sale"....................................................5
         Section 1.19 "Inflammation Agreement"...................................................5
         Section 1.20 "Informatics Platform".....................................................5
         Section 1.21 "Joint Oncology Vaccine Committee".........................................5
         Section 1.22 "Joint Steering Committee".................................................5
         Section 1.23 "Joint Technology Transfer Team"...........................................5
         Section 1.24 "Millennium Existing Process Technology"...................................5
         Section 1.25 "Millennium Informatics Technology"........................................6
         Section 1.26 "Millennium New Process Technology"........................................6
         Section 1.27 "Millennium Oncology Vaccine Technology"...................................6
         Section 1.28 "Millennium Oncology Vaccine Technology Patent Rights and
                         Copyrights".............................................................7
         Section 1.29 "Millennium Process Technology"............................................7
         Section 1.30 "Millennium Process Technology Improvements"...............................7
         Section 1.31 "Millennium Process Technology Patent Rights and Copyrights"...............7
         Section 1.32 "Millennium Product-Process Tool Technology"...............................7
         Section 1.33 "Millennium Product-Process Tool Technology Patent Rights and
                         Copyrights".............................................................8
         Section 1.34 "Millennium Research-Stage Process Technology".............................8
         Section 1.35 "Net Sales"................................................................8
         Section 1.36 "Oncology Vaccine Field"..................................................10
         Section 1.37 "Oncology Vaccine Product"................................................10
         Section 1.38 "Party"or "Parties".......................................................10
         Section 1.39 "Patent Right"............................................................10


  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


         Section 1.40 "Process Technology"......................................................10
         Section 1.41 "Product-Process Tool Technology".........................................10
         Section 1.42 "Product Technology"......................................................10
         Section 1.43 "Prohibited Field"........................................................10
         Section 1.44 "Regulatory Approval".....................................................11
         Section 1.45 "Selected Vaccine Target".................................................11
         Section 1.46 "Significant Agricultural Enterprise".....................................11
         Section 1.47 "Significant Pharmaceutical Enterprise"...................................11
         Section 1.48 "Sublicensed Software"....................................................11
         Section 1.49 "Technology Development Agreement"........................................11
         Section 1.50 "Technology Transfer".....................................................11
         Section 1.51 "Technology Transfer Plan"................................................12
         Section 1.52 "Territory"...............................................................12
         Section 1.53 "Third Party".............................................................12
         Section 1.54 "Third Party Software"....................................................12
         Section 1.55 "Upgrade".................................................................12
         Section 1.56 "Vaccine".................................................................12
         Section 1.57 "Valid Claim".............................................................12
         Section 1.58 "Additional Definitions"..................................................12
Article II Grants of Rights to Aventis..........................................................14
         Section 2.1 Millennium License Grants..................................................14
         Section 2.2 Special Provisions Relating to Software....................................18
         Section 2.3 Nontransferable............................................................20
         Section 2.4 Prohibited Field...........................................................20
Article III Technology Transfer.................................................................20
         Section 3.1 Technology Transfer........................................................20
         Section 3.2 Joint Technology Transfer Team.............................................22
         Section 3.3 Selection of Vaccine Targets...............................................25
         Section 3.4 Technology Transfer Plan...................................................26
         Section 3.5 Delivery and [**] of Millennium Process Technology.........................27
         Section 3.6 Technology Disclosure and Update...........................................29
         Section 3.7 Millennium Research-Stage Process Technology...............................30
         Section 3.8 Amendments to Technology Transfer Plans....................................30
Article IV Grants of Rights to Millennium.......................................................31
         Section 4.1 Technology Disclosure and Update...........................................31
         Section 4.2 Option to Aventis Improvements to Millennium Process Technology............31
         Section 4.3 License Grant to Millennium................................................32
         Section 4.4 Source Code................................................................33
         Section 4.5 Co-Development Technology..................................................33
Article V Payments..............................................................................34
         Section 5.1 Technology Transfer Payments...............................................34
         Section 5.2 Sublicensed Software Fees..................................................36
         Section 5.3 Additional Technology Transfer Services....................................36
         Section 5.4 Audits of Additional Technology Transfer Services..........................36
         Section 5.5 Oncology Vaccine Products Royalties and Reports............................37
         Section 5.6 Audits of Oncology Vaccine Reports.........................................37


         Section 5.7 Tax Matters................................................................38
         Section 5.8 Currency Exchange..........................................................38
         Section 5.9 Currency and Method of Payments; Late Payments.............................38
Article VI Oncology Vaccine Product Diligence Obligations of Aventis............................39
         Section 6.1 Aventis Diligence Obligations..............................................39
         Section 6.2 Notification by Millennium.................................................39
         Section 6.3 Consequences of Aventis Failure to Comply with Diligence Obligations.......39
Article VII Intellectual Property Ownership, Protection and Related Matters.....................39
         Section 7.1 Ownership..................................................................39
         Section 7.2 Prosecution and Maintenance of Patent Rights...............................40
         Section 7.3 Exploitation of Inventions.................................................40
         Section 7.4 Cooperation................................................................41
         Section 7.5 Third Party Infringement...................................................41
         Section 7.6 Claimed Infringement.......................................................42
Article VIII Confidentiality....................................................................44
         Section 8.1 Confidential Information...................................................44
         Section 8.2 Employee and Advisor Obligations...........................................44
         Section 8.3 Term.......................................................................45
Article IX Term and Termination.................................................................45
         Section 9.1 Term; Extension............................................................45
         Section 9.2 Termination upon the Third or Fourth Anniversary of the Effective Date.....45
         Section 9.3 Termination For Material Breach............................................46
         Section 9.4 Termination Upon Change of Control or Upon Millennium Ceasing Certain
                      Activities................................................................47
         Section 9.5 Rights Upon Termination Under Section 9.2, 9.3, 9.4 or 12.7................47
         Section 9.6 Termination Upon HSR Denial................................................48
         Section 9.7 Residual Rights............................................................48
Article X Dispute Resolution....................................................................49
         Section 10.1 Joint Steering Committee..................................................49
         Section 10.2 Referral of Unresolved Matters to Joint Steering Committee................49
         Section 10.3 Referral of Unresolved Matters to Executive Officers......................49
         Section 10.4 Independent Experts.......................................................50
         Section 10.5 Non-Binding Mediation.....................................................50
Article XI Representations, Warranties and Covenants............................................50
         Section 11.1 Representation of Authority; Consents.....................................50
         Section 11.2 No Conflict...............................................................50
         Section 11.3 Knowledge of Pending or Threatened Litigation.............................50
         Section 11.4 Employee and Consultant Obligations.......................................51
         Section 11.5 Sublicense Rights.........................................................51
         Section 11.6 Exhibits..................................................................52
         Section 11.7 Intellectual Property.....................................................52
         Section 11.8 Software Specific.........................................................52
         Section 11.9 Disclaimer of Warranty....................................................53
         Section 11.10 Conduct of Business Pending Closing......................................53
         Section 11.11 Sublicense Terms and Conditions..........................................54


Article XII Miscellaneous Provisions............................................................54
         Section 12.1 Product Liability Indemnification.........................................54
         Section 12.2 Governing Law.............................................................55
         Section 12.3 Assignment................................................................56
         Section 12.4 Entire Agreement..........................................................56
         Section 12.5 Amendments................................................................56
         Section 12.6 Notices...................................................................56
         Section 12.7 Force Majeure.............................................................57
         Section 12.8 Compliance with Export Regulations........................................57
         Section 12.9 Section 365(n) of the Bankruptcy Code.....................................57
         Section 12.10 Public Announcements.....................................................58
         Section 12.11 Non-Solicitation.........................................................58
         Section 12.12 Independent Contractors..................................................58
         Section 12.13 No Strict Construction...................................................59
         Section 12.14 Headings.................................................................59
         Section 12.15 No Implied Waivers; Rights Cumulative....................................59
         Section 12.16 Severability.............................................................59
         Section 12.17 Execution in Counterparts................................................59
         Section 12.18 No Third Party Beneficiaries.............................................59
         Section 12.19 No Consequential Damages.................................................59
Article XIII HSR Filing.........................................................................60
         Section 13.1 HSR Filing................................................................60
         Section 13.2 HSR-Related Definitions...................................................60
Article XIV Closing.............................................................................60
         Section 14.1 Obligations...............................................................60


  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


         "EXHIBITS". The Exhibits referred to in the definitions of this Agreement are being simultaneously delivered with the execution of this Agreement as separate documents and shall have the following titles:

Exhibit A          [**]

Exhibit B          [**]

Exhibit C          Third Party Consents for Millennium Existing Process
                   Technology, Millennium Product-Process Tool Technology and
                   Millennium Research Stage Process Technology

Exhibit D          Technology Transfer Plan

Exhibit E          Exceptions to Representations and Warranties

Exhibit F          Exclusions from Millennium Oncology Vaccine Technology

         "SCHEDULES". The Schedules referred to in the definitions of this Agreement have been attached to this Agreement and shall have the following titles:

Schedule I         Process Technology

Schedule II Transferred Millennium Process Technology and Third Party Software Maintenance and Support

                          TECHNOLOGY TRANSFER AGREEMENT

         This Technology Transfer Agreement dated the 22nd day of June, 2000 (the "Execution Date") is by and between Millennium Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware and having its principal office at 75 Sidney Street, Cambridge, Massachusetts 02139 ("Millennium") and Aventis Pharmaceuticals Inc., a corporation organized and existing under the laws of the State of Delaware and having its principal office at Route 202-206, P.O. Box 6800, Bridgewater, New Jersey 08807 ("Aventis").

                                  INTRODUCTION

         1. WHEREAS, Millennium has developed certain process technologies relating to the identification and characterization of genetic materials, proteins and small molecules, as well as certain product technologies potentially useful for oncology vaccines.

         2. WHEREAS, Aventis desires to obtain access and a license to Millennium's process technologies and certain product technologies for certain oncology vaccines, and Millennium is willing to provide such access and grant such license, on the terms set forth in this Agreement.

         3. WHEREAS, simultaneous with the transfer of the process technologies contemplated by this Agreement, Aventis and Millennium are entering into a Technology Development Agreement and an Inflammation Agreement with the intent of enabling Aventis to incorporate and utilize such process technologies in specific drug discovery and pharmacogenomic applications.

         NOW, THEREFORE, Millennium and Aventis agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         When used in this Agreement, each of the following terms shall have the meanings set forth in this Article I:

         SECTION 1.1. "ADDITIONAL TECHNOLOGY TRANSFER SERVICES". Additional Technology Transfer Services means those services related to Technology Transfer, other than the Base Technology Transfer Services, as may be provided by Millennium under the Technology Transfer Plan.

         SECTION 1.2. "AFFILIATE". Affiliate means any corporation, company, partnership, joint venture and/or firm which controls, is controlled by, or is under common control with a specified person or entity. For purposes of this
Section 1.2, "control" shall be presumed to exist if one of the following conditions is met: (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, or (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities. The Parties acknowledge that in the case of certain entities

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


organized under the laws of certain countries outside of the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage shall be substituted in the preceding sentence, PROVIDED THAT such foreign investor has the power to direct the management and policies of such entity.

         SECTION 1.3. "AGREEMENT TERM". Agreement Term means the term commencing on the Effective Date and ending five (5) years after the Effective Date unless (a) earlier terminated pursuant to the provisions of Article IX or
(b) extended pursuant to the provisions of Section 9.1.

         SECTION 1.4. "AVENTIS IMPROVEMENTS TO MILLENNIUM PROCESS TECHNOLOGY". Aventis Improvements to Millennium Process Technology means improvements, enhancements, or modifications to a specific component of Transferred Millennium Process Technology or Millennium Research-Stage Process Technology that are developed using Transferred Millennium Process Technology or Millennium Research-Stage Process Technology, and are directed to such specific component of Transferred Millennium Process Technology or Millennium Research-Stage Process Technology and which are (a) solely or jointly owned by Aventis or its Affiliates, or (b) licensed by Aventis or any of its Affiliates from Third Parties, in each case after the Effective Date and during the Agreement Term (but only to the extent that transfer or sublicensing is permitted by any applicable agreements with Third Parties), [**].

         SECTION 1.5. "AVENTIS IMPROVEMENTS PATENT RIGHTS AND COPYRIGHTS". Aventis Improvements Patent Rights and Copyrights means Patent Rights and copyrights that cover Aventis Improvements to Millennium Process Technology.

         SECTION 1.6. "BASE TECHNOLOGY TRANSFER SERVICES". Base Technology Transfer Services means those services related to Technology Transfer to be provided by Millennium that are reasonably necessary to: (a) install and transfer the Transferred Millennium Process Technology and the Sublicensed Software, (b) facilitate the integration of the Direct Licensed Software with the Transferred Millennium Process Technology and Sublicensed Software, (c) [**] (d) maintain, update, upgrade and support (i) the Transferred Millennium Process Technology and (ii) the portions of Third Party Software modified by Millennium, and (e) train Aventis personnel in the use of Transferred Millennium Process Technology, in each case as specifically set forth in the Technology Transfer Plan, as it may be amended from time to time. Anything to the contrary notwithstanding, the scope of all Base Technology Transfer Services shall be consistent with the terms and conditions of Article III and
SCHEDULE II. While Base Technology Transfer Services shall not in general include any services with respect to Direct Acquired Technology or the unmodified portions of Third Party Software, Base Technology Transfer Services shall include limited support for the unmodified portions of Third Party Software as set forth in SCHEDULE II.

         SECTION 1.7. "CHANGE OF CONTROL". Change of Control means (a) a merger or consolidation of Millennium and a Significant Pharmaceutical Enterprise which results in the voting securities of Millennium outstanding immediately prior thereto ceasing to represent at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger or consolidation, or (b) a Significant Pharmaceutical Enterprise, together with its Affiliates, becoming the beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of Millennium, or (c) the sale or other transfer of all or substantially all of Millennium's assets which relate to this Agreement to a Significant Pharmaceutical Enterprise.

         SECTION 1.8. "CONFIDENTIAL INFORMATION". Confidential Information means all proprietary materials, know-how or other information, (whether or not patentable) (including software) regarding a Party's technology, products, business information or objectives, which is designated as confidential in writing by the disclosing Party, whether by letter or by the use of an appropriate stamp or legend, prior to or at the time any such material, know-how or other information is disclosed by the disclosing Party to the other Party. Notwithstanding the foregoing to the contrary, materials, know-how or other information which is orally, electronically or visually disclosed by a Party, or is disclosed in writing without an appropriate letter, stamp or legend, shall constitute Confidential Information of a Party (a) if the disclosing Party, within thirty (30) days after such disclosure, delivers to the other Party a written document or documents describing the materials, know-how or other information and referencing the place and date of such oral, visual, electronic or written disclosure and the names of the persons to whom such disclosure was made, or (b) such material, know-how or information is of the type that is customarily considered to be confidential information by persons engaged in activities that are substantially similar to the activities being engaged in by the Parties (including without limitation software source code). Notwithstanding the foregoing, any technical or financial information of a Party disclosed at a meeting of the Joint Technology Transfer Team or disclosed through an audit report shall constitute Confidential Information of a Party unless otherwise specified.

         SECTION 1.9. "CONTRACT YEAR". Contract Year means (a) with respect to the first Contract Year, the period beginning on the Effective Date and ending on December 31, 2000 (the "First Contract Year"), and (b) with respect to the second, third, fourth and fifth Contract Years, the calendar years 2001, 2002, 2003 and 2004, respectively (the "Second Contract Year", "Third Contract Year", etc.) and (c) with respect to the sixth Contract Year, the period beginning on January 1, 2005 and ending on the fifth anniversary of the Effective Date (the "Sixth Contract Year").

         SECTION 1.10. "COVER". Cover means, with respect to a Patent Right, that, but for a license granted to a party under a Valid Claim included in such Patent Right, the practice by such party of an invention claimed in such Patent Right would infringe such Valid Claim or in the case of a Patent Right that is a patent application, would infringe a Valid Claim in such patent application if it were to issue as a patent.

         SECTION 1.11. "DEVELOPMENT PROGRAM TECHNOLOGY". Development Program Technology means the Development Program Technology as such term is defined in the Technology Development Agreement.

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

         SECTION 1.12. "DIRECT ACQUIRED TECHNOLOGY". Direct Acquired Technology means those licenses to intellectual property (other than software) that have been obtained by Millennium from Third Parties in transactions with such Third Parties that were separate from the purchase of commercial products and/or services from such Third Parties and which uniquely and directly relate to the use of specific components of the Millennium Process Technology and Millennium Research-Stage Process Technology to be transferred to Aventis. [**] which, as of the Execution Date [**] during the [**] during the [**] Commencing with the [**] shall be set forth in the [**]

         SECTION 1.13. "DIRECT LICENSED SOFTWARE". Direct Licensed Software means the software to be obtained and/or licensed directly from Third Parties by Aventis. [**] which, as of the Execution Date, [**] [**] during the [**] in connection with [**] during such period. Commencing with the [**] during each [**] shall be set forth in the [**].

         SECTION 1.14. "DOCUMENTATION". Documentation means existing written and/or electronic documentation delivered by Millennium to Aventis for use in association with the Millennium Process Technology, including without limitation all related operating instructions and user manuals. In addition, upon Aventis' request, on a component-by-component basis, Documentation shall also include existing written and/or electronic documentation such as installation guides, administration guides and database schematics, which shall be provided on an "as is" basis, in such form as such additional documentation exists at Millennium at the time of such request.

         SECTION 1.15. "EFFECTIVE DATE". Effective Date means the HSR Clearance Date (as defined in Article XIII) or, if the Parties mutually agree that an HSR Filing is not required, July 6, 2000.

         SECTION 1.16. "EXECUTIVE OFFICERS". Executive Officers means the Chief Executive Officer of Aventis (or an executive of Aventis designated by such Chief Executive Officer) and the Chief Executive Officer of Millennium (or an executive of Millennium designated by such Chief Executive Officer).

         SECTION 1.17. "FIELD". Field means any and all fields of use other than the Prohibited Field.

         SECTION 1.18. "FIRST COMMERCIAL SALE". First Commercial Sale means, for each Oncology Vaccine Product, on a country-by-country basis, the first shipment of such Oncology Vaccine Product to a Third Party by Aventis, its Affiliates or sublicensees in a country in the Territory after Regulatory Approval has been achieved for such Oncology Vaccine Product in such country. Sales for test marketing, sampling and promotional uses, clinical trial purposes or compassionate or similar use shall not be considered to constitute a First Commercial Sale.

         SECTION 1.19. "INFLAMMATION AGREEMENT". Inflammation Agreement means the Collaboration and License Agreement between Millennium and Aventis dated as of the Execution Date.

         SECTION 1.20. "INFORMATICS PLATFORM". Informatics Platform means the Direct Licensed Software and the equipment, hardware and operating system configuration, the obtaining and installation of which by Aventis will serve to achieve functionality of the components of the Millennium Informatics Technology. The Technology Transfer Plan for the First Contract Year sets forth a list of all material items of the equipment and hardware which, as of the Execution Date, are required to be obtained by Aventis during the First Contract Year and currently expected to be required to be obtained during the Second Contract Year prior to the first anniversary of the Effective Date in connection with Technology Transfer during such time period. Commencing with the Second Contract Year, material items of equipment and hardware required to be obtained by Aventis in connection with Technology Transfer during each succeeding Contract Year shall be set forth in the Technology Transfer Plan for such Contract Year.

         SECTION 1.21. "JOINT ONCOLOGY VACCINE COMMITTEE". Joint Oncology Vaccine Committee means a committee comprised of an appropriate number of representatives of Millennium and Aventis to plan and oversee the Technology Transfer relating to Oncology Vaccine Technology contemplated by this Agreement, as more fully described in Article III.

         SECTION 1.22. "JOINT STEERING COMMITTEE". Joint Steering Committee means a committee comprised of an appropriate number of representatives of Millennium and Aventis to plan and oversee the activities contemplated by this Agreement, as well as the activities of the Parties under the Technology Development Agreement and the Inflammation Agreement, as may be provided in such agreements.

         SECTION 1.23. "JOINT TECHNOLOGY TRANSFER TEAM". Joint Technology Transfer Team means a committee comprised of an appropriate number of representatives of Aventis and Millennium to plan and oversee Technology Transfer, as more fully described in Article III.

         SECTION 1.24. "MILLENNIUM EXISTING PROCESS TECHNOLOGY". Millennium Existing Process Technology means Process Technology of the types listed in
SCHEDULE I attached to this Agreement which (a) is solely or jointly owned by Millennium or any of its Affiliates, or (b) is licensed by Millennium or its Affiliates from Third Parties, in each case as of the Effective Date (but only to the extent that transfer or sublicensing is permitted by any applicable agreements with Third Parties). Millennium Existing Process Technology specifically excludes Direct Acquired Technology, Direct Licensed Software, Sublicensed Software, Millennium Product-Process Tool Technology and Millennium Research-Stage Process Technology. EXHIBIT C sets

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

forth a list of all agreements under which the consent of any Third Party is required as of the Execution Date for the transfer of any material component of Millennium Existing Process Technology during the First Contract Year and currently expected to be transferred or sublicensed during the Second Contract Year prior to the first anniversary of the Effective Date in connection with Technology Transfer during the First Contract Year. Commencing with the Second Contract Year, agreements under which consent of any Third Party is required for the transfer of any material component of Millennium Existing Process Technology during each succeeding Contract Year shall be set forth in the Technology Transfer Plan for such Contract Year.

         SECTION 1.25. "MILLENNIUM INFORMATICS TECHNOLOGY". Millennium Informatics Technology means that portion of Millennium Process Technology that consists of software (including the interfaces developed by Millennium between the Millennium Process Technology and the Third Party Software) which is useful for, among other things, the storage, retrieval, analysis, mining or integration of data or for the management of laboratory information or samples, in each case, in connection with the other types of Process Technology listed in SCHEDULE I attached to this Agreement, PROVIDED THAT Millennium Informatics Technology shall not include software tools used to develop the Millennium Informatics Technology. [**] which, as of the Execution Date, [**] during such time period. Commencing with the [**] during each [**] shall be set forth in the [**].

         SECTION 1.26. "MILLENNIUM NEW PROCESS TECHNOLOGY". Millennium New Process Technology means Process Technology of the types listed in SCHEDULE I attached to this Agreement which (a) is solely or jointly owned by Millennium or any of its Affiliates, or (b) is licensed by Millennium or any of its Affiliates from Third Parties, in each case during the Agreement Term (but only to the extent that transfer or sublicensing is permitted by any applicable agreements with Third Parties). Millennium New Process Technology specifically excludes Direct Acquired Technology, Direct Licensed Software, Sublicensed Software, Millennium Product-Process Tool Technology, Millennium Research-Stage Process Technology, Millennium Existing Process Technology, Millennium Process Technology Improvements, and Development Program Technology. Commencing with the Second Contract Year, agreements under which consent of any Third Party is required for the transfer of any material component of Millennium New Process Technology during each succeeding Contract Year shall be set forth in the Technology Transfer Plan for such Contract Year.

         SECTION 1.27. "MILLENNIUM ONCOLOGY VACCINE TECHNOLOGY". Millennium Oncology Vaccine Technology means Product Technology consisting of a gene, or protein encoded thereby, and the related data relevant for the Oncology Vaccine Field that is recommended by the Joint Oncology Vaccine Committee to the Joint Technology Transfer Team for transfer to Aventis pursuant to the criteria set forth in the Technology Transfer Plan (each a "Vaccine Target"), which gene or protein and/or related data (a) is solely or jointly owned by Millennium or any of its Affiliates, or (b) is licensed to Millennium or any of its Affiliates, in each case as of the Effective Date or during the Agreement Term (but only to the extent that transfer or sublicensing is permitted by any applicable agreements with Third Parties). Millennium Oncology Vaccine Technology specifically excludes the materials and information described in EXHIBIT F.

         SECTION 1.28. "MILLENNIUM ONCOLOGY VACCINE TECHNOLOGY PATENT RIGHTS AND COPYRIGHTS". Millennium Oncology Vaccine Technology Patent Rights and Copyrights means Patent Rights and copyrights that Cover Millennium Oncology Vaccine Technology.

         SECTION 1.29. "MILLENNIUM PROCESS TECHNOLOGY". Millennium Process Technology means Millennium Existing Process Technology, Millennium New Process Technology, Millennium Process Technology Improvements, and Millennium Product-Process Tool Technology, including without limitation the Millennium Informatics Technology associated with each of the foregoing components. Millennium Process Technology specifically excludes Direct Acquired Technology, Direct Licensed Software, Sublicensed Software, Millennium Research-Stage Process Technology, Development Program Technology and Product Technology, except to the extent that the Product Technology has a use and is used as Millennium Product-Process Tool Technology.

         SECTION 1.30. "MILLENNIUM PROCESS TECHNOLOGY IMPROVEMENTS". Millennium Process Technology Improvements means Process Technology of the types listed in
SCHEDULE I attached to this Agreement that consists of improvements, enhancements or modifications of or to Millennium Process Technology which (a) are solely or jointly owned by Millennium or any of its Affiliates, or (b) licensed by Millennium or any of its Affiliates from Third Parties, in each case during the Agreement Term (but only to the extent that transfer or sublicensing is permitted by any applicable agreements with Third Parties). Commencing with the Second Contract Year, agreements under which consent of any Third Party is required for the transfer of any material component of Millennium Process Technology Improvements during each succeeding Contract Year shall be set forth in the Technology Transfer Plan for such Contract Year.

         SECTION 1.31. "MILLENNIUM PROCESS TECHNOLOGY PATENT RIGHTS AND COPYRIGHTS". Millennium Process Technology Patent Rights and Copyrights means Patent Rights and copyrights that cover Millennium Process Technology.

         SECTION 1.32. "MILLENNIUM PRODUCT-PROCESS TOOL TECHNOLOGY". Millennium Product-Process Tool Technology means Product-Process Tool Technology which (a) is solely or jointly owned by Millennium or any of its Affiliates, or (b) has been licensed by Millennium or any of its Affiliates from Third Parties, in each case as of the Effective Date or during the Agreement Term (but only to the extent that transfer or sublicensing is permitted by any applicable agreements with Third Parties). EXHIBIT C sets forth a list of all agreements under which the consent of any Third Party is, as of the Execution Date, required for the transfer or sublicensing of any material component of existing Millennium Product-Process Tool Technology during the First Contract Year and currently expected to be transferred or sublicensed during the Second Contract Year prior to the first anniversary of the Effective Date in connection with Technology Transfer during such time period. Commencing with the Second Contract Year, agreements under which the consent of any Third Party is required for the transfer or sublicensing of any material component of Millennium Product-Process Tool Technology during each succeeding Contract Year shall be set forth in the Technology Transfer Plan for such Contract Year.

         SECTION 1.33. "MILLENNIUM PRODUCT-PROCESS TOOL TECHNOLOGY PATENT RIGHTS AND COPYRIGHTS". Millennium Product-Process Tool Technology Patent Rights and Copyrights means Patent Rights and copyrights that cover Millennium Product-Process Tool Technology.

         SECTION 1.34. "MILLENNIUM RESEARCH-STAGE PROCESS TECHNOLOGY". Millennium Research-Stage Process Technology means Process Technology of the types listed in SCHEDULE I attached to this Agreement that is under development by Millennium or any of its Affiliates and which (a) is solely or jointly owned by Millennium or any of its Affiliates or (b) has been licensed by Millennium or any of its Affiliates from Third Parties, in each case as of the Effective Date or during the Agreement Term (but only to the extent that transfer or sublicensing is permitted by any applicable agreements with Third Parties). Under development by Millennium shall mean that, with respect to the specific function for which transfer is desired or contemplated, there has been no full implementation of the technology at Millennium by the relevant research group for that specific function, the technology is not fully supported within Millennium, or the technology is not ready for supported transfer to Third Parties. EXHIBIT C sets forth a list of all agreements under which the consent of any Third Party is required as of the Execution Date for the transfer or sublicensing of any material component of existing Millennium Research-Stage Process Technology during the First Contract Year and currently expected to be transferred or sublicensed during the Second Contract Year prior to the first anniversary of the Effective Date in connection with Technology Transfer during such time period. Commencing with the Second Contract Year, agreements under which the consent of any Third Party is required for the transfer or sublicensing of any material component of Millennium Research-Stage Process Technology during each succeeding Contract Year shall be set forth in the Technology Transfer Plan for such Contract Year. Millennium Research-Stage Process Technology specifically excludes Direct Acquired Technology, Direct Licensed Software, Sublicensed Software, Development Program Technology, and Product Technology, except to the extent that the Product Technology has a use and is used as Millennium Product-Process Tool Technology.

         SECTION 1.35. "NET SALES". Net Sales means the gross amount invoiced by Aventis and/or its Affiliates and sublicensees on account of sales of Oncology Vaccine Product(s) to Third Parties (including without limitation Third Party distributors and wholesalers), less the total of:

         (a) Trade, cash and/or quantity discounts not already reflected in the amount invoiced;

         (b) Excise, sales and other consumption taxes (including VAT on the sale of Oncology Vaccine Products) and custom duties to the extent included in the invoice price;

         (c) Freight, insurance and other transportation charges to the extent included in the invoice price;

         (d) Amounts repaid or credited by reason of rejections, defects, recalls or returns or because of chargebacks, retroactive price reductions, refunds or billing errors; and

         (e) Compulsory payments and rebates directly related to the sale of Oncology Vaccine Products, accrued, paid or deducted pursuant to agreements (including, but not limited to, managed care agreements) or governmental regulations.

Use of Oncology Vaccine Products for promotional or sampling purposes and for use in clinical trials contemplated under this Agreement shall not be considered in determining Net Sales.

In the case of any sale of any Oncology Vaccine Product between or among Aventis and its Affiliates or sublicensees for resale, Net Sales shall be calculated as above only on the value charged or invoiced on the first arm's length sale thereafter to a Third Party. In the case of any other sale for value, such as barter or counter-trade, of any Oncology Vaccine Product, or part thereof, other than in an arm's length transaction exclusively for money, Net Sales shall be calculated as above on the value of the consideration received.

In the event an Oncology Vaccine Product is sold as part of a Combination Product (as defined below), the Net Sales from the Combination Product, for the purposes of determining royalty payments, shall be determined by multiplying the Net Sales of the Combination Product (as defined in the standard Net Sales definition), during the applicable royalty reporting period, by the fraction, A/A+B, where A is the weighted (by sales volume) average sale price of the Oncology Vaccine Product when sold separately in finished form in the country in which the Combination Product is sold and B is the weighted (by sales volume) average sale price of the other product(s) included in the Combination Product when sold separately in finished form in the country in which the Combination Product is sold, in each case during the applicable royalty reporting period or, if sales of both the Oncology Vaccine Product and the other product(s) did not occur in such period, then in the most recent royalty reporting period in which sales of both occurred. In the event that such average sale price cannot be determined for both the Oncology Vaccine Product and all other products(s) included in the Combination Product, Net Sales for the purposes of determining royalty payments shall be mutually agreed by the Parties based on the relative value contributed by each component, such agreement not to be unreasonably withheld.

As used above, the term "Combination Product" means any product which comprises the Oncology Vaccine Product and other active compounds or Vaccine products which can be used separately as prophylactic or therapeutic agents.

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


         SECTION 1.36. "ONCOLOGY VACCINE FIELD". Oncology Vaccine Field means the use of Vaccines in the prevention, control and/or treatment of all forms of cancer, [**].

         SECTION 1.37. "ONCOLOGY VACCINE PRODUCT". Oncology Vaccine Product means a Vaccine for use in the Oncology Vaccine Field that (a) is based upon, derived from or otherwise developed through the use of Millennium Oncology Vaccine Technology, or (b) is covered by a Valid Claim of Patent Rights included in the Millennium Oncology Vaccine Technology Patent Rights and Copyrights.

         SECTION 1.38. "PARTY" OR "PARTIES". Party means Aventis or Millennium; "Parties" means Aventis and Millennium.

         SECTION 1.39. "PATENT RIGHT". Patent Right means all existing patents and patent applications and all patent applications hereafter filed, including any continuations, continuations-in-part, divisions, provisionals or any substitute applications, any patent issued with respect to any such patent applications, any reissue, reexamination, renewal or extension (including any supplemental patent certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing.

         SECTION 1.40. "PROCESS TECHNOLOGY". Process Technology means methods, systems, programs, technology and software, together with the know-how related thereto, for the research, discovery, production and/or characterization of genes, nucleic acids, proteins, peptides and/or small molecules. Process Technology shall include Product-Process Tool Technology.

         SECTION 1.41. "PRODUCT-PROCESS TOOL TECHNOLOGY". Product-Process Tool Technology means Product Technology that is used as a tool for the discovery and/or development of Process Technology or that is necessary for the operation, verification or calibration of Process Technology. Product-Process Tool Technology shall include materials, and data related thereto, that are required to discover, develop, operate, verify or calibrate procedures that are part of Process Technology, provided that the utility of such materials and data in such procedures is not specific for a particular product or service. By way of example, a chemical library used to derive an algorithm for toxicity prediction is Product-Process Tool Technology, but a chemical library used to identify ligands for a receptor is not Product-Process Tool Technology.

         SECTION 1.42. "PRODUCT TECHNOLOGY". Product Technology means technology in the form of biological materials (e.g. genes, gene fragments, vectors, cell lines, cells, organelles, DNA and DNA fragments, proteins and peptides) and chemical compounds (e.g. small molecule and natural product compounds and libraries) and data relating to the foregoing; PROVIDED THAT Product Technology does not include methods, systems, programs, technology and software included in Process Technology.

         SECTION 1.43. "PROHIBITED FIELD". Prohibited Field means (a) the research, development or commercialization of (i) [**] in the [**], (ii) [**], or (iii) [**] for the [**] of the [**];

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


(b) [**] to the [**] in subsection (a) above; and (c) [**]. Notwithstanding the foregoing, [**] (each as defined by the U.S. Food and Drug Administration) [**] the Prohibited Field. Within the Prohibited Field, "PLANT AGRICULTURE FIELD" means those fields recited in subsections (a)(i) and (a)(ii) of the definition of Prohibited Field, "NUTRITION FIELD" means the field recited in subsection (b) of the definition of Prohibited Field, and "BOVINE FIELD" means the fields recited in subsections (a)(iii) and (c) of the definition of Prohibited Field.

         SECTION 1.44. "REGULATORY APPROVAL". Regulatory Approval means any and all approvals (including any applicable governmental price and reimbursement approvals), licenses, registrations, or authorizations of any federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity necessary for the manufacture, use, storage, import, transport, promotion, marketing and sale of a product in a country.

         SECTION 1.45. "SELECTED VACCINE TARGET". Selected Vaccine Target means a Vaccine Target which has been selected by Aventis for transfer to Aventis.

         SECTION 1.46. "SIGNIFICANT AGRICULTURAL ENTERPRISE". Significant Agricultural Enterprise means (a) a company which, together with its Affiliates, had worldwide annual revenues from the sale of products in the Plant Agriculture Field in excess of $[**] during its most recently completed fiscal year, and
(b) any Affiliates of such company.

         SECTION 1.47. "SIGNIFICANT PHARMACEUTICAL ENTERPRISE". Significant Pharmaceutical Enterprise means (a) a company (other than Aventis or an Aventis Affiliate) which, together with its Affiliates, had worldwide annual revenues from the sale of pharmaceutical products in excess of $[**] during its most recently completed fiscal year, and (b) any Affiliates of such company.

         SECTION 1.48. "SUBLICENSED SOFTWARE". Sublicensed Software means the software owned by Third Parties that is to be sublicensed by Millennium to Aventis hereunder. [**], which as of the Execution Date, [**] during such time period. Commencing with the [**] during each [**] shall be set forth in the [**].

         SECTION 1.49. "TECHNOLOGY DEVELOPMENT AGREEMENT". Technology Development Agreement means the Technology Development Agreement between Aventis and Millennium dated as of the Execution Date.

         SECTION 1.50. "TECHNOLOGY TRANSFER". Technology Transfer means the transfer of the Millennium Process Technology, Millennium Product-Process Tool Technology, Millennium

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


Research-Stage Process Technology, and Millennium Oncology Vaccine Technology, together with related evaluation and development activities, to be undertaken by the Parties pursuant to this Agreement. Subject to the provisions of Section 3.2(d)(iii), Technology Transfer shall also mean the transfer of any co-developed Millennium Process Technology, Millennium Product-Process Tool Technology or Millennium Research-Stage Process Technology undertaken by the Parties and transferred to Aventis as part of this Agreement.

         SECTION 1.51. "TECHNOLOGY TRANSFER PLAN". Technology Transfer Plan means the plan to be developed by the Joint Technology Transfer Team for each Contract Year, to be updated as necessary during each Contract Year, setting forth, among other things, a master plan for Technology Transfer during the Agreement Term and the matters described in Section 3.4. EXHIBIT D (which is entitled Year One Technology Transfer Plan) sets forth the Technology Transfer Plan for the First Contract Year and for the Second Contract Year prior to the first anniversary of the Effective Date, reflecting the master plan and the detailed plan for the First Contract Year and for the Second Contract Year prior to the first anniversary of the Effective Date.

         SECTION 1.52.  "TERRITORY". Territory means all countries of the world.

         SECTION 1.53. "THIRD PARTY". Third Party means any person or entity other than a Party and its Affiliates.

         SECTION 1.54. "THIRD PARTY SOFTWARE". Third Party Software means the Direct Licensed Software and the Sublicensed Software.

         SECTION 1.55. "UPGRADE". Upgrade means a fully-supported revision of a component of the Millennium Informatics Technology (including for example, error corrections, enhancements, modifications, improvements, new releases and new functionality). Upgrade specifically excludes interim corrections and modifications to Millennium Informatics Technology.

         SECTION 1.56. "VACCINE". Vaccine means a product that contains a prophylactic or therapeutic agent that acts by inducing a humoral and/or cell-mediated immune response directed specifically against an antigen.

         SECTION 1.57. "VALID CLAIM". Valid Claim means a claim (a) of any issued, unexpired patent which has not been revoked or held unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction from which no appeal can be taken, or with respect to which an appeal is not taken within the time allowed for appeal, and which has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, or (b) of any patent application which shall not have been cancelled, withdrawn, abandoned nor been pending for more than [**] from the earliest priority date claimed for such application.

         SECTION 1.58. "ADDITIONAL DEFINITIONS". Each of the following definitions is set forth in the section of this Agreement indicated below:



Definition                                            Section/article
----------                                            ---------------
Additional Services Records                           5.4(a)
Additional Source Code                                2.2(b)
Authorized Servers                                    2.2(c)(i)
Aventis                                               Introduction
Aventis Indemnified Parties                           12.1(b)
Aventis Requested Modification                        3.1(h)
Bovine Field                                          1.42
Breaching Party                                       9.3(a)
Burdened Technology Obligations                       3.3(b)
Completion                                            3.4(b)
Completion Criteria                                   3.4(a)(xi)
Critical Error                                        Schedule II
Deliverables                                          5.1(b)(i)
Delivery                                              3.4(b)
Delivery Criteria                                     3.4(a)(x)
Delivery and Completion Payments                      5.1(b)
Designated Inventions                                 7.4
DOJ                                                   13.2(a)
Execution Date                                        Introduction
First Contract Year                                   1.9
FTC                                                   13.2(b)
HSR Act                                               13.2(c)
HSR Clearance Date                                    13.2(d)
HSR Filing                                            13.2(e)
Informatics Source Code                               2.2(b)
Infringement Notice                                   7.6(a)
Infringement Proceeding                               7.6(b)
Intellectual Property                                 11.7(a)
Inventions                                            7.1(a)
Joint Invention                                       7.1(c)
Major Error                                           Schedule II
Millennium                                            Introduction
Millennium Indemnified Parties                        12.1(a)
Minor Error                                           Schedule II
Monsanto                                              2.4
Monsanto Field                                        2.4
Non-Breaching Party                                   9.3(a)
Nutrition Field                                       1.42
Oncology Vaccine Transfer Plan                        3.3(a)
Plant Agriculture Field                               1.42
Process Technology Category                           Schedule I
Quarterly Payment                                     5.1(a)
Second Contract Year                                  1.9
Self-Help Code                                        11.8(c)
Sixth Contract Year                                   1.9


  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


Source Code                                           2.2(b)
Specified Payment Amount                              5.1(b)(vi)
Specified Process Technology                          7.6(e)
Statement of Work                                     3.1(h)
Support Hours                                         Schedule II
Third Contract Year                                   1.9
Transferred Millennium Process Technology             3.1
Vaccine Target                                        1.26



                                   ARTICLE II
                           GRANTS OF RIGHTS TO AVENTIS

         SECTION 2.1.   MILLENNIUM LICENSE GRANTS.

                   (a) MILLENNIUM PROCESS TECHNOLOGY. Subject to the terms and conditions of this Agreement, including the provisions of Section 2.2, Millennium hereby grants to Aventis and its Affiliates a non-exclusive, non-royalty bearing and perpetual right and irrevocable license and/or sublicense, as applicable, in the Territory to the Millennium Process Technology transferred or co-developed during each Contract Year and the related Millennium Process Technology Patent Rights and Copyrights to (i) research, develop, make, have made, use and practice process technologies in the Field and (ii) research, develop, make, have made, distribute for sale, sell, offer to sell, use, practice, import and export products and services in the Field, PROVIDED THAT, Aventis and its Affiliates shall not have the right to distribute for sale, sell or offer for sale, or sublicense others to distribute for sale, sell or offer for sale, products or services that constitute or comprise, or whose functionality is [**], Millennium Process Technology. Anything to the contrary notwithstanding, the foregoing limitation is not intended to restrict the ability of Aventis and its Affiliates to distribute for sale, sell or offer for sale products which are pharmaceuticals, biologics, diagnostics or medical devices, or any medical services related to the foregoing. The foregoing license shall specifically exclude Millennium Product-Process Tool Technology and any Millennium Product-Process Tool Technology Patent Rights and Copyrights.

                   (b) MILLENNIUM PRODUCT-PROCESS TOOL TECHNOLOGY. Subject to the terms and conditions of this Agreement, Millennium hereby grants to Aventis and its Affiliates a non-exclusive, non-royalty bearing and perpetual right and irrevocable license and/or sublicense, as applicable, in the Territory to the Millennium Product-Process Tool Technology transferred or co-developed during each Contract Year and the related Millennium Product-Process Tool Technology Patent Rights and Copyrights solely for (i) use as a tool for the discovery and development of Process Technology for use in the Field or (ii) the operation, verification or calibration of Process Technology for use in the Field. For purposes of clarity, Aventis and its Affiliates shall not have the right to (x) use Millennium Product-Process Tool Technology as Product Technology (e.g., to create copies, modifications or derivatives of Millennium Product-Process Tool Technology to discover or develop products which constitute Product Technology or to use Millennium Product-Process Tool Technology as the basis for the discovery or development of therapeutic or prophylactic products that are directed to or modulate the activity of the Millennium Product-Process Tool Technology) or (y) distribute for sale, sell, or offer for sale, or sublicense others to distribute for sale, sell or offer for sale, products or services that

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


constitute or comprise, or whose functionality is [**] Millennium Product-Process Tool Technology. Anything to the contrary notwithstanding, the foregoing limitation is not intended to restrict the ability of Aventis and its Affiliates to distribute for sale, sell or offer for sale products which are pharmaceuticals, biologics, diagnostics or medical devices, or any medical services relating to the foregoing, so long as such products are discovered and developed by Aventis and its Affiliates independent of the use of Millennium Product-Process Tool Technology as Product Technology.

                   (c) SUBLICENSED SOFTWARE. Subject to the terms and conditions of this Agreement, including the provisions of Section 2.2, Millennium hereby grants to Aventis and its Affiliates a non-exclusive, non-transferable sublicense in the Territory to each component of Sublicensed Software transferred during each Contract Year for use in the Field, PROVIDED THAT Aventis has paid to Millennium the appropriate fees for each such sublicense [**] and Aventis complies with any additional requirements of each such sublicense. With respect to each component of Sublicensed Software to be transferred during the First Contract Year and currently expected to be transferred during the Second Contract Year prior to the first anniversary of the Effective Date, [**] and to the [**], and [**]. With respect to each [**] and the [**] shall be [**], and [**] to such [**] shall be [**] any such [**] that it [**] to be [**].

                   (d) MILLENNIUM ONCOLOGY VACCINE TECHNOLOGY. Subject to the Burdened Technology Obligations as defined in Section 3.3(a), the terms of
Section 6.3, and the terms and conditions of this Agreement, Millennium hereby grants to Aventis and its Affiliates an exclusive, royalty-bearing and perpetual right and license and/or sublicense, as applicable, including the right to grant sublicenses, in the Territory to the Millennium Oncology Vaccine Technology for the Selected Vaccine Targets transferred during each Contract Year and the related Millennium Oncology Vaccine Technology Patent Rights and Copyrights, to research, develop, make, have made, use, distribute for sale, sell, offer to sell, practice, import and export Oncology Vaccine Products in the Oncology Vaccine Field. Notwithstanding the foregoing, Aventis and its Affiliates may not grant a sublicense to the Millennium Oncology Vaccine Technology to any Third Party primarily engaged in the business of gene discovery, without the prior written consent of Millennium.

                   (e)  SUBLICENSES.

                        (i) GENERAL. Except as specifically provided in this subsection (e), the license rights set forth in Sections 2.1(a) and 2.1(b) shall not be sublicensable or transferable by Aventis and its Affiliates to a

                                  Third Party. In no event shall the license rights set forth in Section 2.1(c) be sublicensable or transferable by Aventis and its Affiliates to a Third Party.

                        (ii) INTERNAL COLLABORATIVE USE. Aventis and its Affiliates may use internally the Millennium Process Technology for the benefit of a Third Party in a bona fide collaboration in the Field between Aventis and/or its Affiliates and such Third Party.

                        (iii) SUBLICENSE RIGHT TO MILLENNIUM PROCESS TECHNOLOGY. Aventis and its Affiliates may grant a sublicense to, and/or transfer, Millennium Process Technology to a Third Party only if all of the following conditions are satisfied:

                                  (A)  such Third Party is engaged in a bona
                                  fide collaboration in the Field with Aventis or any of its Affiliates;

                                  (B) such Third Party does not have a primary business focus of providing Process Technology to third parties or providing services and/or data relating to the identification and characterization of genetic materials, proteins and small molecules to Third Parties;

                                  (C) the sublicense and/or transfer is limited to one or more of the Process Technology Categories set forth on SCHEDULE I attached to this Agreement, plus any related Automation/Robotics and/or Informatics
                                  Technologies (as such terms are used in
                                  SCHEDULE I attached to this Agreement)
                                  necessary to practice such Process Technology Categories, PROVIDED THAT any sublicense and/or transfer shall include only the minimum amount of technology reasonably required to meet the purposes of the collaboration with such Third Party, and FURTHER PROVIDED THAT Aventis shall first obtain Millennium's written consent, not to be unreasonably withheld, if the sublicense or transfer covers more than one Process Technology Category;

                                  (D) the sublicense and/or transfer is limited to the use of the sublicensed/transferred Millennium Process Technology in the course of the bona fide collaboration referenced in subsection (A);

                                  (E)  the sublicense and/or transfer does not
                                  include any Source Code;

the sublicense and/or transfer agreement requires the Third Party to comply with provisions comparable to those set forth in Sections 2.1(a), 2.1(b) and 12.8 and
Article VIII, and shall also include provisions that prohibit the reverse engineering, decompiling, disassembling, or creating derivative works, of any software; and

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


                                  (F) Aventis believes in good faith that there is no material risk of unauthorized usage or public disclosure of the Millennium Process Technology by such Third Party.

                        (iv) NOTICE OF SUBLICENSEES. Aventis shall provide notice to Millennium regarding each sublicense granted and/or transfer made pursuant to the provisions of Section 2.1(e)(iii), including the identity of the sublicensee/transferee and the Millennium Process Technology included in such sublicense/transfer.

                   (f) RELEASE FROM RESTRICTIONS. Notwithstanding the sublicensing restrictions of Sections 2.1(a)(ii), 2.1(b)(y) and 2.1(e) (but still subject to the general scope of the licensing grant and the specific licensing restrictions of Section 2.1(b)(x)):

                        (i) With respect to each component of Millennium Process Technology, during the period commencing on the [**] anniversary of the transfer of such component to Aventis and ending on the [**] anniversary of the transfer of such component to Aventis, Aventis and its Affiliates shall have the right to (1) distribute for sale, sell, or offer to sell products or services in the Field that comprise the Millennium Process Technology and
                                  (2) grant sublicenses to and/or transfer the Millennium Process Technology included in such products or services to Third Parties so long as (A) the functionality of such products or services is not [**] the Millennium Process Technology, (B) such sales, sublicenses and transfers are not part of a general business of selling or providing access to process technologies or data to Third Parties, and
                                  (C) such Third Parties are not in the
                                  business of selling or providing access to process technologies or primarily in the business of selling or providing access to data to other Third Parties.

                        (ii) With respect to each component of Millennium Process Technology, commencing on the [**] anniversary of the transfer of such component to Aventis, Aventis and its Affiliates shall have the right to (1) distribute for sale, sell, or offer to sell products or services in the Field that comprise the Millennium Process Technology and (2) grant sublicenses to and/or transfer the Millennium Process Technology included in such products or services to Third Parties so long as (A) such sales, sublicenses and transfers are not part of a general business of selling or providing access to process technologies or data to Third Parties, and (B) such Third Parties are not in the business of selling or providing access to process technologies or primarily in the business of selling or providing access to data to other Third Parties.

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


                       (iii) Sublicenses and/or transfers made pursuant to this Section 2.1(f) shall be subject to, and made in compliance with, the provisions of Sections 2.1(e)(iii)(E) and (F).

                        (iv)      Anything herein to the contrary
                                  notwithstanding, in no event shall the license rights set forth in Section 2.1(c) be sublicensable or transferable by Aventis and its Affiliates to a Third Party.

         SECTION 2.2.   SPECIAL PROVISIONS RELATING TO SOFTWARE.

                   (a) MILLENNIUM INFORMATICS TECHNOLOGY. The license granted in Section 2.1(a) with respect to the Millennium Informatics Technology shall be limited to (i) the right to use, copy and internally distribute the Millennium Informatics Technology, and (ii) the right to prepare derivative works of the Millennium Informatics Technology. Derivative works shall, for the purposes of this Article II, be treated as Millennium Informatics Technology. The right of Aventis and its Affiliates to grant sublicenses to, and to transfer, the Millennium Informatics Technology to Third Parties pursuant to Section 2.1(e) shall be limited to object code forms only of the Millennium Informatics Technology.

                   (b) ACCESS TO SOURCE CODE. Aventis shall have access during the Agreement Term, upon [**]. Upon release of the Informatics Source Code and/or Additional Source Code (collectively, "Source Code") to Aventis, Millennium hereby grants to Aventis and its Affiliates a non-exclusive, non-transferable, right and license and/or sublicense, as applicable, in the Territory to such Source Code, to modify, enhance, and prepare derivative works and support internal use by Aventis and its Affiliates, of such Source Code, PROVIDED THAT under no circumstances shall such license grant be interpreted as granting Aventis or its Affiliates the right to sublicense, transfer, distribute, or otherwise make available to a Third Party such Source Code. Any such modification, enhancement, preparation of derivative works, or internal support of Source Code for Aventis and its Affiliates may be performed by independent contractors of Aventis or its Affiliates, PROVIDED, that each such independent contractor agrees in writing to be bound by the same level of confidentiality as Aventis, and in particular the restrictions in Section 2.2(c), prior to having any access to the Source Code, and all such efforts are conducted at the facilities of Aventis or its Affiliates.

                   (c) RESTRICTIONS ON SOURCE CODE. In addition to the confidentiality provisions set forth in Article VII, Source Code shall be subject to the following restrictions:

                        (i) Such Source Code shall be stored on no more than [**] client servers (the "Authorized Servers") at the facilities of Aventis for [**] years after such Source Code is released and no more than [**] Authorized Servers thereafter.

                       (ii) Such Source Code shall be stored in files on each such Authorized Server which are password protected and which can be accessed only by authorized people having a need to access such


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  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


                                  Source Code for the purpose of exercising
                                  Aventis' rights under this Agreement, and for which a log of all authorized users and their dates of access are kept.

                       (iii) The type and serial number of each Authorized Server shall be provided to Millennium reasonably promptly after installation on such Authorized Server; provided, however, that such Source Code may be relocated at any time in Aventis' sole discretion without the consent of Millennium. Aventis shall, however, notify Millennium of the new location within five (5) days after relocation.

                        (iv) The media on which the Source Code is delivered shall be kept in a locked storage location when not in use.

                        (v) Once any Source Code has been released to Aventis, Aventis shall not distribute to a Third Party any software which provides functions similar thereto, unless such software is developed by employees or independent contractors of Aventis, who have not accessed the Source Code. In order to establish such independent development, Aventis shall maintain access logs recording the names and dates of access to Source Code.

                       (vi) Aventis shall also keep development records for any other software it develops that provides functions substantially similar to any released Source Code or applications which incorporate such Source Code including dates of development of each module and the names of the people working on such module.

No more than once a year, upon reasonable notice and during business hours, Millennium shall have a right to inspect the facilities of Aventis at which the Authorized Servers reside, and review the access logs and development records for such software, to make sure that Aventis has complied with the terms of this
Section 2.2(c). The restrictions set forth in the foregoing subsections (ii) and
(iv) shall be perpetual while the restrictions set forth in the foregoing subsection (iii) shall expire [**] years after such Source Code is released, and the restrictions set forth in the foregoing subsections (v) and (vi) shall expire [**] years after the date the relevant Source Code is released to Aventis. In addition to the foregoing, any Source Code that becomes generally known to the public through no fault or omission on the part of Aventis or any of its Affiliates, contractors, consultants, or agents shall cease to be subject to the restrictions set forth in this Section 2.2(c).

                   (d) SUPPORT. Millennium shall provide support of the Source Code as set forth in Article III.


                                       19

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    Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

         SECTION 2.3. NONTRANSFERABLE. Except as expressly provided herein, the licenses granted hereunder shall be nontransferable by Aventis without the prior written consent of Millennium.

         SECTION 2.4. PROHIBITED FIELD. Aventis acknowledges that Millennium has agreed to exclusively transfer and license Millennium's rights to certain Process Technology in the Prohibited Field to Monsanto Company and Cereon Genomics LLC (collectively "Monsanto") and that, pursuant to such agreement, Millennium has certain ongoing obligations to Monsanto which restrict Millennium from transferring such Process Technology for use, or from granting licenses to Aventis or a Third Party, in the Prohibited Field. With respect to [**], the Parties agree that at such [**], (a) if Millennium, [**] licensing agreement [**] with a [**] with respect to [**], Millennium shall [**] the licenses set forth in this Article II [**] (provided, however, that, [**] and licensing agreement [**], then the [**] set forth in this
Article II [**] a [**] in such [**], and (b) if Millennium, [**] licensing agreement [**] with a [**] licensing agreement [**] set forth in this Article II [**] license under [**]. Anything to [**], Millennium shall have [**] to the provisions of this Section 2.4.

                                  ARTICLE III
                               TECHNOLOGY TRANSFER

         SECTION 3.1. TECHNOLOGY TRANSFER. Millennium will use commercially reasonable efforts to undertake and effect the Technology Transfer in accordance with the Technology Transfer Plan and to provide the Base Technology Transfer Services to Aventis. In addition, Millennium will use commercially reasonable efforts to effect the transfer of the significant majority of the Millennium Process Technology to be transferred during the Agreement Term during the period ending three (3) years after the Effective Date (taking into account any partial transfers then in process) and the transfer of the high priority components of the Millennium Existing Process Technology during the First and Second Contract Year, in each case as may be


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    Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

specified or otherwise provided in the Technology Transfer Plan. It is specifically understood that Aventis shall be responsible for obtaining and installing, at its own expense, Direct Acquired Technology, Direct Licensed Software and equipment and hardware, and for employing appropriately trained personnel, on a timely basis so as to facilitate the Technology Transfer, all in accordance with the Technology Transfer Plan. Millennium Process Technology that is transferred to Aventis pursuant to this Article III is referred to as "Transferred Millennium Process Technology".

                   (a) KNOW-HOW. As part of Base Technology Transfer Services, Millennium shall, as soon as reasonably practicable, make available to Aventis any of its know-how reasonably necessary to use the Transferred Millennium Process Technology and the Direct Acquired Technology and Third Party Software, including but not limited to, methods for preparing, processing and analyzing samples, and any Documentation. Aventis shall be responsible for the copying of any know-how made available in written form.

                   (b) INSTALLATION. As part of Base Technology Transfer Services, Millennium shall use commercially reasonable efforts to install, with the commercially reasonable assistance of Aventis, the Millennium Process Technology on the Informatics Platform obtained and configured by Aventis.

                   (c) INTEGRATION. As part of Base Technology Transfer Services, Millennium shall reasonably cooperate with Aventis to [**]. To the extent Millennium at its sole discretion elects to adopt any such source code as Millennium Informatics Technology, Millennium will be subject to the same support obligations as for other components of the Millennium Informatics Technology.

                   (d) SUPPORT OBLIGATIONS. As part of Base Technology Transfer Services, Millennium will provide support for: (i) the Millennium Process Technology and (ii) the portions of Third Party Software modified by Millennium, PROVIDED THAT all support for the Millennium Informatics Technology shall be in accordance with the provisions of SCHEDULE II. While Base Technology Transfer Services shall not in general include any services with respect to Direct Acquired Technology or the unmodified portions of Third Party Software, Base Technology Transfer Services shall include limited support for the unmodified portions of the Third Party Software as set forth in SCHEDULE II. Base Technology Transfer Services shall not include support for: modifications made by Aventis to the Millennium Process Technology unless such modifications are incorporated by Millennium into the Millennium Process Technology. In the event that modifications by Aventis to the Millennium Process Technology materially impact the level of support necessary for unmodified portions of Millennium Process Technology then Millennium shall use commercially reasonable efforts in assisting Aventis with the resolution of any problem with such unmodified portion of Millennium Process Technology so impacted, and Aventis shall pay Millennium commercially reasonable rates, on a time and material basis, plus any additional expenses of Millennium (including without limitation travel costs and living expenses) for the provision of such assistance.


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

    Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                   (e) UPGRADES. As part of Base Technology Transfer Services, Millennium shall (i) provide Aventis with interim corrections and modifications to the Millennium Informatics Technology as they become available for transfer to Aventis, (ii) notify the Joint Technology Transfer Team in writing of all available Upgrades and (iii) install the Upgrades requested by Aventis in accordance with the provisions of Section 3.2(e). Aventis shall use commercially reasonable efforts to enable the installation of requested Upgrades as soon as available from Millennium.

                   (f) TECHNOLOGY, SOFTWARE AND HARDWARE COSTS. Millennium shall not be under any obligation to Aventis to pay for the acquisition of any Direct Acquired Technology, Direct Licensed Software, or any equipment or hardware, or the fees [**] for any Sublicensed Software [**]. In addition, Millennium shall not be under any obligation to Aventis to pay the fees for any future sublicensed technology listed in the Technology Transfer Plan.

                   (g) TRAINING. As part of Base Technology Transfer Services, Millennium shall use commercially reasonable efforts to train Aventis personnel in the use of the Millennium Process Technology and the use of the Direct Acquired Technology and Third Party Software in conjunction with such Millennium Process Technology. Such Aventis personnel shall have the appropriate technical skill, consistent with generally acceptable industry standards, to be trained in the use of Transferred Millennium Process Technology.

                   (h) AVENTIS REQUESTED MODIFICATIONS. If Aventis desires that Millennium undertake a modification of any Millennium Informatics Technology, Aventis shall submit a written request to Millennium detailing the functionality and other specifications of the desired modification (an "Aventis Requested Modification"). Within fifteen (15) days after Millennium's receipt of Aventis' request for a Aventis Requested Modification, Millennium shall notify Aventis in writing of whether or not Millennium is willing to submit a statement of the terms and conditions under which Millennium is willing to develop the Aventis Requested Modification for Aventis (a "Statement of Work"). At a minimum, any Statement of Work prepared by Millennium shall include the fees and charges to be paid by Aventis for the Aventis Requested Modification, an estimate of the time period required to complete the Aventis Requested Modification, and the Third Party services, equipment and other items, if any, that will be required in connection with Millennium's development of the Aventis Requested Modification. Within fifteen (15) days after Aventis receives a Statement of Work, Aventis shall notify Millennium in writing if Aventis desires to have Millennium provide the Aventis Requested Modification under the terms and conditions in such Statement of Work.

         SECTION 3.2.   JOINT TECHNOLOGY TRANSFER TEAM.

                   (a) ESTABLISHMENT OF JOINT TECHNOLOGY TRANSFER TEAM. As soon as practicable after the Execution Date, Aventis and Millennium shall establish a Joint Technology Transfer Team, comprised of three (3) representatives designated by Aventis and three (3) representatives designated by Millennium; PROVIDED THAT Aventis and Millennium may designate an equal number of additional representatives from time to time. Aventis and Millennium shall each make its initial designation of its representatives not later than thirty (30) days after the Execution

Date. Either Party may change its designees to the Joint Technology Transfer Team at any time upon written notice to the other Party.

                   (b) PROGRAM DIRECTORS. Each Party shall appoint one of its designees on the Joint Technology Transfer Team to serve as a program director with responsibility for overseeing the day-to-day activities of the Parties relating to Technology Transfer. The program directors shall, as appropriate, appoint one or more project teams to facilitate the Technology Transfer.

                   (c) CONTACT PERSON. The program directors will identify contact person(s) to serve as the primary contacts for the coordination, delivery and receipt of the Base Technology Transfer Services and any Additional Technology Transfer Services. Such contact person(s) shall be knowledgeable in the coordination of delivery and receipt of the Transferred Millennium Process Technology and shall have the appropriate technical skill, consistent with generally acceptable industry standards, to be trained in the use of Transferred Millennium Process Technology.

                   (d)  RESPONSIBILITIES.

                        (i) GENERAL. The Joint Technology Transfer Team shall be responsible for (A) preparing the Technology Transfer Plan for each Contract Year, including updating EXHIBITS A, B and C to reflect such Technology Transfer Plan, (B) planning and overseeing the Technology Transfer, (C) reviewing and approving amendments and updates to the Technology Transfer Plan and EXHIBITS A, B and C for each Contract Year, including, without limitation, modifications to reflect any agreed-upon transfer of additional or substitute Millennium Process Technology or Millennium Research-Stage Process Technology, (D) monitoring compliance by the Parties with their respective obligations under the Technology Transfer Plan, including the accomplishment of key objectives, and (E) recommending to the Joint Steering Committee when Delivery and Completion Payments are due under the provisions of Section 5.1(b).

                        (ii) MILLENNIUM ONCOLOGY VACCINE TECHNOLOGY. The Joint Technology Transfer Team shall be responsible for (A) establishing the Joint Oncology Vaccine Committee within forty-five
                                  (45) days after the Execution Date, which shall be comprised of at least one (1) representative designated by Aventis and one
                                  (1) representative designated by Millennium;
                                  provided that by mutual agreement the Parties may each designate an appropriate number of additional representatives from time to time or may change its representatives at any time upon written notice to the other Party, (B) appointing one of the representatives from each Party to serve as a primary contact person for the coordination and transfer of Selected Vaccine Targets, (C) approving the Oncology Vaccine Transfer


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

    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

                                  Plan prepared by the Joint Oncology Vaccine
                                  Committee to be used by Millennium for
                                  Millennium's selection of the Vaccine Targets, and (D) overseeing pursuant to Section 3.3, the activities of the Joint Oncology Vaccine Committee.

                        (iii) CO-DEVELOPMENT ACTIVITIES. The Parties acknowledge that the Technology Transfer Plan for the First Contract Year and Technology Transfer Plans for subsequent Contract Years may include certain co-development activities to be undertaken by the Parties relating to Millennium Process Technology, Millennium Product-Process Technology or Millennium Research-Stage Process Technology that will be transferred to Aventis as part of this Agreement. Despite the co-development nature of such activities, the Joint Technology Transfer Team shall be responsible for planning and overseeing the co-development activities of the Parties and such Technology Transfer. Anything to the contrary notwithstanding, the Parties acknowledge that they will not enter into any co-development activity under this Agreement unless both Parties have mutually agreed to such co-development activity and have the contractual right to do so under their respective agreements with Third Parties.

                   (e) JOINT TECHNOLOGY TRANSFER TEAM DECISIONS. All decisions of the Joint Technology Transfer Team shall be made by unanimous approval of Aventis and Millennium, with each Party having one vote. Subject to the provisions of Section 3.2(d)(iii), if the Joint Technology Transfer Team is unable to reach agreement on any issue, such issue shall be resolved in accordance with the provisions of Article X, PROVIDED THAT [**] concerning
(i) [**] shall be [**], (ii) the [**] for the [**] and (iii) which [**] shall be [**], in each case, consistent with the overall [**] for the [**], including the [**] of such [**] during such [**] and the [**] for the [**] as set forth in Section 5.1(b).

                   (f) MEETINGS. The Joint Technology Transfer Team shall meet at least four (4) times per Contract Year. Such meetings shall be held at such times and places as are mutually agreed upon by the Joint Technology Transfer Team and may be conducted in person, by telephone or by video conference. Each Party shall use commercially reasonable efforts to cause its representatives to attend the meetings of the Joint Technology Transfer Team. If a representative of a Party is unable to attend a meeting, such Party may designate an alternate to attend such meeting in place of the absent representative. In addition, each Party may, at its discretion, invite other employees, and, with the consent of the other Party, consultants or scientific advisors, to attend the meetings of the Joint Technology Transfer Team. Either Party may convene a special meeting of the Joint Technology Transfer Team for the purpose of resolving disputes upon reasonable advance written notice to the other Party, including a description of the nature of the dispute in reasonable detail, to all of the Joint Technology Transfer Team members. The Parties

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


  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


shall each bear their respective costs and expenses of attendance of Joint Technology Transfer Team meetings by their respective representatives.

         SECTION 3.3    SELECTION OF VACCINE TARGETS.

                   (a) ONCOLOGY VACCINE TRANSFER PLAN. The Joint Oncology Vaccine Committee shall, within sixty (60) days following its formation, prepare an "Oncology Vaccine Transfer Plan" which shall, at a minimum, include the criteria to be used by Millennium for the selection of Vaccine Targets.

                   (b) MILLENNIUM'S RESPONSIBILITIES. Millennium shall (i) use commercially reasonable efforts to identify [**] Vaccine Targets during each Contract Year after the First Contract Year, which Vaccine Targets shall, in the sole judgment of Millennium, represent the most appropriate targets that comply with the selection criteria specified in the Oncology Vaccine Transfer Plan,
(ii) prepare reasonably detailed, written disclosures of the Millennium Oncology Vaccine Technology for each identified Vaccine Target, which disclosure shall include a reasonably detailed, written description of the financial or other obligations to Third Parties ("Burdened Technology Obligations") relating to Millennium Oncology Vaccine Technology so disclosed, and (iii) for each Vaccine Target, provide the available DNA and/or protein sequence information to outside patent counsel of Aventis' selection, it being agreed by Aventis that such outside patent counsel shall (A) be under an obligation to Millennium to keep all such DNA and/or protein sequence information confidential, (B) review such DNA and/or protein sequence information solely to identify any Third Party Patent Rights that Cover the gene or protein or their use in the Oncology Vaccine Field, and (C) provide only the results of such review to both Millennium and Aventis for the purpose of facilitating Aventis' evaluation of the Vaccine Targets for selection as Selected Vaccine Targets. In no event shall such outside patent counsel provide the DNA and/or protein sequence information to Aventis. The Parties acknowledge that such Burdened Technology Obligations may, with respect to any Vaccine Target, (1) preclude the grant to Aventis of exclusive rights to such Vaccine Target for research, development and/or commercialization in the Oncology Vaccine Field, (2) require that certain rights or options be granted, or that certain information be disclosed, to a Third Party, as a result of the use of such Vaccine Target, (3) increase the costs and expenses associated with the research, development and commercialization of Oncology Vaccine Products based on such Vaccine Target or (4) otherwise limit the rights of Aventis under this Agreement relative to the rights of a Third Party in the absence of any grant of rights to such Third Party.

                   (c) SELECTION PROCEDURE. Commencing with the [**], at the [**] shall [**] the information set forth in Section 3.3(b) [**] in accordance with Section 3.3(b). [**], provided that, in no event, [**]

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

    Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

and shall be included [**] shall [**] shall [**] and [**] shall have [**].

         SECTION 3.4 TECHNOLOGY TRANSFER PLAN. At least sixty (60) days prior to the commencement of each Contract Year (other than the First Contract Year, the Technology Transfer Plan for which is set forth in EXHIBIT D), the Joint Technology Transfer Team shall prepare the Technology Transfer Plan setting forth specific tasks and responsibilities relating to the Technology Transfer hereunder for such Contract Year, consistent with the master plan agreed upon by the Parties in the Technology Transfer Plan for the First Contract Year (as such master plan has been amended). The Joint Technology Transfer Team shall periodically update, as appropriate, the Technology Transfer Plan at its quarterly meetings.

                   (a)  The Technology Transfer Plan shall among other things:

                        (i) set forth the Technology Transfer that is to occur during the Contract Year;

                        (ii) provide a delivery schedule that, among other things, outlines the timing, order, and logistics for the Technology Transfer activities during the Contract Year;

                        (iii) identify the physical location(s) within the United States, France and Germany, or such other locations as are mutually agreed upon in a Technology Transfer Plan, to which Millennium Process Technology shall be delivered, it being understood that transfer to a location outside of the United States shall not occur if it would be in violation of United States export or other laws and regulations, and identify the physical location(s) to which the Selected Vaccine Targets shall be delivered, which location(s) shall only be to Aventis-Pasteur or to another established oncology vaccine research and development group of Aventis;

                        (iv) identify with specificity the Direct Acquired Technology obtained by Millennium and the Direct Licensed Software, and major equipment and hardware to be obtained and/or licensed by Aventis;

                        (v) identify with specificity any action that Aventis is required to take prior to commencement of the delivery of a component of the Technology Transfer, including, but not limited to, any additional facilities, procedures or personnel necessary to receive and operate such component of the Technology Transfer;

                        (vi) identify the process by which potential issues of integration between the transferred components of the Technology Transfer


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



                                  and Aventis' technology will be identified and the general approach to be taken for addressing such issues;

                        (vii) provide a reasonable and detailed description of the Base Technology Transfer Services (which shall be consistent with the provisions set forth in Section 3.1 and, with respect to support obligations for the Millennium Informatics Technology and Third Party Software, with the provisions set forth in
                                  SCHEDULE II), and identify any Additional
                                  Technology Transfer Services, and the costs associated therewith;

                        (viii) identify any co-development activities that are to take place during a Contract Year pursuant to Section 3.2(d)(iii);

                        (ix) establish the specific payments under Section 5.1(b) that are tied to each Technology Transfer activity (or portion thereof), that is to occur in connection with such Technology Transfer Plan;

                        (x) with respect to components of the Millennium Process Technology provide a reasonable and detailed description of the objective criteria (which shall be consistent with the provisions set forth in Section 3.5), by which the Joint Technology Transfer Team will ascertain when a specific component of Millennium Process Technology (or portion thereof) has been delivered (the "Delivery Criteria"); and

                        (xi) with respect to all other components of the Technology Transfer provide a reasonable and detailed description of the objective criteria by which the Joint Technology Transfer Team will ascertain when a specific component of the Technology Transfer has been completed (the "Completion Criteria").

                   (b) For purposes of this Agreement: "Delivery" shall mean the delivery of a component of the Millennium Process Technology, as provided in the Technology Transfer Plan, that meets the Delivery Criteria, and "Completion" shall mean the completion of a specific component of the Technology Transfer, as provided in the Technology Transfer Plan, that meets the Completion Criteria.

         SECTION 3.5    DELIVERY AND REVIEW TESTING OF MILLENNIUM PROCESS
TECHNOLOGY.

                   (a) DELIVERY. Millennium shall be considered to have provided Delivery when it has provided Aventis with written notice that it has completed its quality assurance testing and provides reasonable evidence that the Transferred Millennium Process Technology performs in all material respects at the relevant Aventis facility following installation in accordance with the Delivery Criteria. The Technology Transfer Plan shall identify, for each component of the Transferred Millennium Process Technology, what shall constitute reasonable evidence for the purpose of determining whether the Delivery Criteria for such component have been met. The Delivery Criteria and such reasonable evidence shall take into account any


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    Confidential Materials omitted and filed separately with the Securities and
                    Exchange Commission. Asterisks denote omissions.

differences in scale and environments between Aventis' and Millennium's use of such Millennium Process Technology that might limit the extent to which substantially the same performance of such Millennium Process Technology is possible at Aventis, and may include, by way of example, but without limitation:

                        (i) Evidence that the same Millennium Process Technology operates at Aventis in substantially the same manner that it operates at Millennium;

                        (ii) Data and results evidencing that that substantially similar experiments performed at Aventis and at Millennium, each using the same Millennium Process Technology and identical samples, produced substantially the same data and results;

                        (iii) Evidence that Millennium Informatics Technology provides substantially the same level of functionality that such Millennium Informatics Technology provides to Millennium; and

                        (iv) Evidence that appropriate Aventis personnel were trained by Millennium to use the Millennium Process Technology and, if appropriate, to train other Aventis personnel in the use of such Millennium Process Technology.

                   (b) [**] of the Millennium Process Technology has been [**] in accordance with Section 3.5(a), [**] of the Millennium Process Technology [**] of the Millennium Process Technology [**] of the Millennium Process Technology [**].

                        (i) [**] of the Millennium Process Technology [**] of the Millennium Process Technology by Millennium, [**]. In the event that [**] of the Millennium Process Technology [**] the applicable Delivery Criteria, [**] Millennium [**].

                        (ii)      Millennium shall [**] if applicable, [**]


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    Confidential Materials omitted and filed separately with the Securities and
                    Exchange Commission. Asterisks denote omissions.

                                  within the provisions of this Section
                                  3.5(b).

                        (iii) [**], Millennium shall [**] of the Millennium Process Technology; [**] of the Millennium Process Technology.

                        (iv) [**] of the Millennium Process Technology [**] of the Millennium Process Technology to [**]

                        (v)       [**] in this Section 3.5(b) [**]
                                  provided, however, [**]

                        (vi) Millennium shall [**] in accordance with the provisions of this Section.

         SECTION 3.6    TECHNOLOGY DISCLOSURE AND UPDATE.

                   (a) During the Agreement Term, Millennium shall use commercially reasonable efforts to disclose to the Joint Technology Transfer Team, on an ongoing basis, reasonably detailed, written, confidential updates on the progress of efforts by Millennium to develop Millennium New Process Technology, Millennium Process Technology Improvements, Millennium Product-Process Tool Technology and Millennium Research-Stage Process Technology, including but not limited to identification of technology which, at the time of such update, Millennium believes in good faith it could successfully transfer to Aventis in compliance with this Article III.


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                   (b)  Prior to the preparation of the Technology Transfer Plan for each Contract Year, Millennium shall disclose the Millennium Research-Stage Process Technology which is then in productive use by the relevant research group at Millennium or which Millennium reasonably believes will be in productive use by the relevant research group at Millennium during the upcoming Contract Year. Notwithstanding the foregoing, Millennium shall have no obligation to continue the development of such Millennium Research-Stage Process Technology, incorporate such Millennium Research-Stage Process Technology into Millennium Process Technology, or support such Millennium Research-Stage Process Technology (except to the extent provided in Section 3.7).

                   (c) Notwithstanding the foregoing, Millennium need not disclose to Aventis any information which it is precluded from disclosing under any agreement with a Third Party; provided that Millennium shall use commercially reasonable efforts to not include any such restrictions in such agreements with Third Parties or, if they are included, to obtain consent of such Third Party for such disclosure.

         SECTION 3.7 MILLENNIUM RESEARCH-STAGE PROCESS TECHNOLOGY. Upon receipt of written report thereof, Aventis shall have the right to request that the Joint Technology Transfer Team include the transfer of one or more components of the Millennium Research-Stage Process Technology disclosed in accordance with Section 3.6 in the Technology Transfer Plan for the succeeding Contract Year. Millennium shall deliver to Aventis (such delivery including the installation, and any available interfacing with other components of the previously delivered Millennium Process Technology) the designated component(s) of such Millennium Research-Stage Process Technology in accordance with the Technology Transfer Plan. Notwithstanding anything to the contrary in this Agreement, Millennium shall not be obligated to provide support for any transferred Millennium Research-Stage Process Technology, but shall respond to all reasonable inquiries of Aventis regarding the operation and use of such Millennium Research-Stage Process Technology and shall use commercially reasonable efforts to train appropriately skilled Aventis personnel in the use of such transferred Millennium Research-Stage Process Technology, provided that such efforts do not disrupt the ability of Millennium to engage in further development and testing of such Millennium Research-Stage Process Technology. Any such Millennium Research-Stage Process Technology transferred to Aventis shall be subject to the licenses granted under Article II, and shall be deemed for the purposes of such licenses to be Millennium Process Technology, with the exception that Aventis shall not have the right to transfer or grant sublicenses to such Millennium Research-Stage Process Technology to any Third Party.

         SECTION 3.8 AMENDMENTS TO TECHNOLOGY TRANSFER PLANS. During any given Contract Year, Aventis shall have the right to request the Joint Technology Transfer Team to amend the Technology Transfer Plan for such Contract Year to include one or more components, delete one or more components, or substitute and replace one or more components, of Millennium Process Technology or Millennium Research-Stage Process Technology. Such Technology Transfer Plan shall be so amended if the Joint Technology Transfer Team determines such amendment to be consistent with the overall Technology Transfer Plan for such Contract Year, including agreement upon revised Delivery and Completion Payments for such Contract Year, which in the case of the inclusion of one or more components without the deletion or substitution and replacement of one or more components shall include a Delivery and Completion payment in


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                    Exchange Commission. Asterisks denote omissions.

addition to those set forth in the Technology Transfer Plan on a basis consistent with the principles set forth in Section 5.1(b), PROVIDED, that if [**] Millennium [**] in connection with [**] in accordance with [**], THEN
(z) the Joint Technology Transfer Team shall determine the appropriate portion of the Delivery and Completion Payment relating to such deleted, or substituted and replaced, component(s) that has been earned by Millennium based on Millennium's commercially reasonable efforts to effect the Technology Transfer of such one or more components up to the date of such amendment of the Technology Transfer Plan and Aventis shall pay such amount to Millennium, and any remaining portion of such Delivery and Completion Payment shall be allocated to the other component(s) included in the Technology Transfer Plan, as so amended, for such Contract Year, all on a basis consistent with the principles set forth in Section 5.1(b).

                                   ARTICLE IV
                         GRANTS OF RIGHTS TO MILLENNIUM

         SECTION 4.1    TECHNOLOGY DISCLOSURE AND UPDATE.

                   (a) During the Agreement Term, Aventis shall use commercially reasonable efforts to disclose to the Joint Technology Transfer Team, any Aventis Improvements to Millennium Process Technology that Aventis believes in good faith can be transferred to Millennium as Aventis Improvements to Millennium Process Technology in compliance with this Article IV.

                   (b) Notwithstanding the foregoing, Aventis need not disclose to Millennium any information which it is precluded from disclosing under any agreement or other arrangement with a Third Party, provided that Aventis shall use commercially reasonable efforts to not include any such restrictions in its agreements with Third Parties or, if they are included, to obtain consent of such Third Party for such disclosure.

         SECTION 4.2 OPTION TO AVENTIS IMPROVEMENTS TO MILLENNIUM PROCESS TECHNOLOGY.

                   (a) OPTION. Millennium shall have the option, at any time during the Agreement Term, to request that Aventis transfer to Millennium those Aventis Improvements to Millennium Process Technology identified by Aventis as transferable pursuant to Section 4.1. In the event that Millennium exercises an option to an Aventis Improvement to Millennium Process Technology, the Joint Technology Transfer Team shall then agree upon a plan for the transfer of such Aventis Improvement to Millennium Process Technology.

                   (b) TRANSFER PLAN. Any such transfer plan for Aventis Improvements to Millennium Process Technology shall include the following:


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                        (i)       The specific aspects of the Aventis
                                  Improvements to Millennium Process Technology to be transferred to Millennium, and the timing of such transfers;

                        (ii) The physical location(s) to which such transfer shall be made;

                        (iii) Any license to Third Party technology obtained by Aventis and any license to Third Party software, or major equipment or hardware required to be obtained by Millennium, at Millennium's sole expense, in connection with such transfer;

                        (iv) The actions Millennium needs to take prior to commencement of the transfer to effectuate such transfer; and

                        (v) The criteria for determining whether a transfer of Aventis Improvements to Millennium Process Technology has been successfully completed.

                   (c) TRANSFER AND ACCESS. Aventis shall use commercially reasonable efforts to facilitate the access by Millennium personnel to Aventis Improvements to Millennium Process Technology to be transferred to Millennium in accordance with this Section 4.2. Such access shall be reasonably sufficient to enable Millennium to transfer and implement the technology. Alternatively, Aventis may choose to use commercially reasonable efforts to effect the transfer of such technology to Millennium directly in a manner reasonably sufficient to enable Millennium to implement the technology.

                   (d) TRAINING. Aventis shall make available to Millennium a commercially reasonable level of training for transferred Aventis Improvements to Millennium Process Technology, as specified in the applicable transfer plan.

                   (e) KNOW-HOW. Aventis shall make available to Millennium its know-how reasonably necessary to use the transferred Aventis Improvements to Millennium Process Technology, including but not limited to, methods for preparing, processing and analyzing samples. Millennium shall be responsible for the copying of any know-how made available in written form.

         SECTION 4.3 LICENSE GRANT TO MILLENNIUM. Subject to the terms and conditions of this Agreement, with respect to those Aventis Improvements to Millennium Process Technology for which Millennium has exercised the option set forth in Section 4.2, Aventis hereby grants to Millennium and its Affiliates a non-exclusive, non-royalty bearing and perpetual right and license and/or sublicense, as applicable, with the right to sublicense such rights, in the Territory to such Aventis Improvements to Millennium Process Technology transferred to Millennium pursuant to this Article IV and related Aventis Improvements Patent Rights and Copyrights to research, develop, make, have made, distribute for sale, sell, offer to sell, use, practice, import and export products, services and process technologies in all fields. Millennium shall not sublicense any such Aventis Improvements to Millennium Process Technology unless (1) such sublicensee agrees to be bound by at least the same restrictions and limitations as is Millennium under this Agreement, and (2) such sublicense requires such Aventis Improvements to

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                Exchange Commission. Asterisks denote omissions.


Millennium Process Technology to be used in conjunction with one or more components of the Millennium Process Technology. Millennium shall reimburse Aventis for any fees payable by Aventis to a Third Party that have been disclosed to Millennium prior to Millennium's commitment to such transfer, including, but not limited to license or sublicense fees or royalties, reasonably required to allow Millennium to practice such Aventis Improvements to the Millennium Process Technology.

         SECTION 4.4    SOURCE CODE.

                   (a) ACCESS TO SOURCE CODE. Millennium shall have access during the Agreement Term to any source code (including interpretive code such as perl or shell code) of Aventis Improvements to Millennium Process Technology transferred to Millennium pursuant to this Article IV. Upon release of the source code, or any part thereof, for such Aventis Improvements to Millennium Process Technology, Aventis hereby grants to Millennium and its Affiliates a non-exclusive right and license and/or sublicense, as applicable, with the right to sublicense such rights, in the Territory to such released source code, to modify, enhance, prepare derivative works and support use by Millennium, its Affiliates, and its sublicensees of such source code.

                   (b) RESTRICTIONS ON SOURCE CODE. In addition to the confidentiality provisions set forth in Article VIII, such source code shall be stored on no more than [**] at the facilities of Millennium and in files on each such server which are password protected and which can only be accessed by authorized people having a need to access such source code for the purpose of developing modifications or enhancements or maintaining or supporting the Aventis Improvements to Millennium Process Technology.

                   (c) SUPPORT. Aventis shall use commercially reasonable efforts to respond to questions of Millennium regarding the use of any Aventis source code transferred to Millennium pursuant to this Section 4.4.

         SECTION 4.5    CO-DEVELOPMENT TECHNOLOGY

                   (a) Aventis hereby grants to Millennium and its Affiliates a non-exclusive, non-royalty bearing and perpetual right and irrevocable license and/or sublicense, as applicable, with the right to sublicense such rights, in the Territory to any technology, including the applicable know-how, developed by Aventis or its Affiliates in the course of the co-development activities of the Parties pursuant to Section 3.2(d)(iii), to research, develop, make, have made, distribute for sale, sell, offer to sell, use, practice, import and export products, services and process technologies in all fields.

                   (b) Aventis hereby grants to Millennium and its Affiliates a non-exclusive, non-royalty bearing and perpetual right and irrevocable license and/or sublicense (any such sublicense being subject to Aventis having the right to grant a sublicense and further subject to any financial obligations imposed by a Third Party on the grant of such sublicense), as applicable, with the right to

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                Exchange Commission. Asterisks denote omissions.


sublicense such rights, in the Territory to any underlying or related technology of Aventis or its Affiliates to the extent, and only to the extent, any such underlying or related technology is necessary to practice any of the technology, including the applicable know how, of either Party made in the course of the co-development activities of the Parties pursuant to Section 3.2(d)(iii).

                                    ARTICLE V
                                    PAYMENTS

         SECTION 5.1    TECHNOLOGY TRANSFER PAYMENTS.

                   (a)  QUARTERLY PAYMENT. On the Effective Date and within ten
(10) days after the first day of each calendar quarter during the Agreement Term (commencing with the next succeeding calendar quarter following the Effective
Date), Aventis shall make a payment to Millennium of [**] Dollars ($[**]) (each of such payments referred to as a "Quarterly Payment") in consideration for the licenses granted to Aventis under Article II of this Agreement for the technology to be transferred in such calendar quarter, for total payments under this subsection (a) of a maximum of [**] Dollars ($[**]). Notwithstanding the foregoing, the first and last Quarterly Payments shall be calculated on a PRO RATA basis based on (a) the number of days remaining in such calendar quarter after the Effective Date or (b) the number of days that have expired between the beginning of the calendar quarter and the termination or expiration date, as the case may be.

                   (b) DELIVERY AND COMPLETION PAYMENTS. Aventis shall make nonrefundable payments (the "Delivery and Completion Payments") to Millennium based upon each Delivery or Completion for such Contract Year as follows:

                        (i) During each Contract Year, Aventis shall make Delivery and Completion Payments based upon the Delivery of a component of the Millennium Process Technology or the Completion of a component of the Technology Transfer (the "Deliverables").

                        (ii) EXHIBIT D, which includes the Technology Transfer Plan for the First Contract Year, shall include the schedule of Deliverables for the First Contract Year and the Delivery and Completion Payment associated with each such Deliverable. The schedule of Deliverables for each succeeding Contract Year and the Delivery and Completion Payment associated with each such Deliverable shall be set forth in the Technology Transfer Plan for such Contract Year.

                        (iii) Aventis and Millennium agree that, in establishing the Deliverables for each Contract Year, the Parties shall be governed by the principle that one hundred percent (100%) of the Delivery and Completion Payments for each Contract Year shall be


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                Exchange Commission. Asterisks denote omissions.


                                  attainable with one hundred percent (100%) probability of success by Millennium through the use of commercially reasonable efforts. To implement this principle, the Technology Transfer Plan for each Contract Year will specify a list of Deliverables, that in the aggregate may not be one hundred percent (100%) achievable, whose associated Delivery and Completion Payments collectively total more than the maximum amount of Delivery and Completion Payments that Millennium is eligible to receive in a Contract Year, such Deliverables being of a nature that Millennium will be able through the use of commercially reasonable efforts to transfer a sufficiently large subset of such Deliverables to qualify for receipt of such maximum amount of Delivery and Completion Payments with one hundred percent (100%) probability.

                        (iv) Notwithstanding the foregoing, should any Deliverable not be attainable due to failure of Aventis to obtain and/or license any available Direct Acquired Technology or Direct Licensed Software, to purchase required equipment or hardware, to employ appropriate personnel, or to take other appropriate actions required for transfer or operation of such Deliverable specified in the Technology Transfer Plan, then such Deliverable shall in any such event be deemed delivered and the related Delivery and Completion Payment shall be due and payable.

                        (v) The total Delivery and Completion Payments payable to Millennium in each Contract Year shall equal (A) the Specified Payment Amount (as defined below) if sufficient Deliverables are fulfilled in the manner set forth in the applicable Technology Transfer Plan or (B) a lesser amount, determined in accordance with the Technology Transfer Plan, if sufficient Deliverables are not delivered in the manner set forth in the applicable Technology Transfer Plan. In no event shall the Delivery and Completion Payments for any Contract Year exceed Specified Payment Amount for such Contract Year.

                       (vi) As used herein, the term "Specified Payment Amount" means (A) for the First Contract Year, the number of days from the Effective Date through December 31, 2000 divided by three hundred sixty-five and multiplied by $[**],
                                  (B) [**] Dollars ($[**]) for each of the Second, Third, Fourth and Fifth Contract Years, and (C) for the Sixth Contract Year, the number of days from January 1, 2005 through the fifth anniversary of the Effective Date divided by three hundred sixty-five and multiplied by $[**]. Notwithstanding the foregoing, if the Effective Date occurs after [**], then the Parties shall discuss the necessary changes to the Technology Transfer Plan for the First Contract Year and to the related Delivery and


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                Exchange Commission. Asterisks denote omissions.

                                  Completion Payments to reflect the time period remaining in the First Contract Year.

                       (vii) The Delivery and Completion Payments shall be made to Millennium within [**] following the date of the quarterly Joint Technology Transfer Team meeting at which the recommendations for payments due Millennium are made based on the complete or partial fulfillment of the Deliverables, it being understood that the Joint Steering Committee shall meet within such [**] period to act on such recommendations or, if the Joint Technology Transfer Team and/or Joint Steering Committee is unable to agree on such recommendations and the matter is submitted for resolution under Article X, such payment shall be made within [**] after resolution under Article X, if appropriate.

         SECTION 5.2 SUBLICENSED SOFTWARE FEES. Aventis will pay Millennium the applicable fees for Sublicensed Software, which for the First Contract Year and for those components currently expected to be transferred during the Second Contract Year prior to the first anniversary of the Effective Date are specified in EXHIBIT B and for subsequent Contract Years shall be specified in the Technology Transfer Plan for such Contract Year. Millennium will provide to Aventis an itemized invoice for the fees for the Sublicensed Software. Aventis will pay all such invoices within thirty (30) days after receipt thereof.

         SECTION 5.3 ADDITIONAL TECHNOLOGY TRANSFER SERVICES. Aventis will pay Millennium for the actual cost of any Additional Technology Transfer Services, based upon a reasonable allocation of both direct and indirect costs. The amounts of such costs will be determined by mutual agreement of the Parties prior to the commencement of the delivery of such Additional Technology Transfer Services. Millennium will provide to Aventis, on a monthly basis, an invoice for and accounting of the charges for Additional Technology Transfer Services. Aventis will pay all such invoices within thirty (30) days after receipt thereof, except for any amounts that may be the subject of a good faith dispute.

         SECTION 5.4    AUDITS OF ADDITIONAL TECHNOLOGY TRANSFER SERVICES.

                   (a) Millennium shall keep complete and accurate records of the services which are paid for by Aventis pursuant to Section 5.3 (the "Additional Services Records") for the latest three (3) years.

                   (b) Aventis will have the right annually, at its own expense, to have an independent, certified public accountant selected by Aventis, and reasonably acceptable to Millennium, review any Additional Services Records. To the extent possible, such Additional Services Records shall be located at Millennium's principal place of business. If not possible, such records shall be reviewed at the physical location where they are maintained by Millennium in the ordinary course of business. Aventis shall provide reasonable notice and review such Additional Services Records during

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                Exchange Commission. Asterisks denote omissions.


regular business hours and under obligations of strict confidence, for the sole purpose of verifying the basis and accuracy of payments for services rendered by Millennium.

                   (c) If the review of Additional Services Records reveals that Millennium has overbilled an amount due under Section 5.3, then Millennium shall promptly refund the appropriate amount to Aventis, together with interest calculated in the manner provided in Section 5.8 below. If any overpayment is equal to or greater than [**] of the total payment that was otherwise due, Millennium shall pay all of the costs of such review.

         SECTION 5.5    ONCOLOGY VACCINE PRODUCTS ROYALTIES AND REPORTS.

                   (a) ROYALTY RATE. Aventis shall pay a royalty of [**]% of Net Sales of each Oncology Vaccine Product. Royalties shall be payable, on a country-by-country basis, for [**] years after the First Commercial Sale of such Oncology Vaccine Product in such country. The royalty rate set forth in this subsection (a) shall not be subject to any reductions or offsets of any kind.

                   (b) ROYALTY REPORTS; PAYMENTS. Within sixty (60) days after the end of each calendar quarter in which Aventis has Net Sales of an Oncology Vaccine Product, Aventis shall submit to Millennium a report, on the basis of each Oncology Vaccine Product in each country, providing in reasonable detail an accounting of all such Net Sales made during such calendar quarter and the calculation of the royalty due. Concurrently with such report, Aventis shall pay to Millennium all royalties payable by it under Section 5.5(a) as indicated in the report.

         SECTION 5.6 AUDITS OF ONCOLOGY VACCINE REPORTS. Aventis, its Affiliates and licensees shall keep complete and accurate records of underlying revenue and expense data relating to the reports and payments required in Section 5.5(b). Millennium will have the right once annually at its own expense to have an independent, certified public accountant, selected by Millennium and reasonably acceptable to Aventis, review any such records of Aventis in the location(s) where such records are maintained by Aventis upon reasonable notice and during regular business hours and under obligations of strict confidence, for the sole purpose of verifying the basis and accuracy of payments made under Section 5.5(b), within the prior twenty-four (24) month period. If the review of such records reveals that Aventis has failed to accurately report information pursuant to Section 5.5(b), then Aventis shall promptly pay to Millennium any resulting amounts due under Section 5.5(b), together with interest calculated in the manner provided in Section 5.9. If any amounts due under Section 5.5(b) as a result of such audit are greater than [**] of the amounts actually due for a calendar year under Section 5.5(b), then Aventis shall pay all of the costs of such review. If Aventis in good faith disputes any conclusion of the accounting firm under this Section 5.6, including that Aventis owes additional amounts, then Aventis shall inform Millennium by written notice within thirty (30) days of receipt of a copy of the audit in question, specifying in detail such dispute. The Parties shall promptly thereafter meet and negotiate in good faith a resolution to such dispute. In the event that the Parties are unable to resolve any such dispute within sixty (60) days after notice by Aventis, the matter shall be resolved in a manner consistent with the procedures set forth in

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Article X, and interest shall be payable on any additional amounts determined to be due in the same manner as provided for in Section 5.9.

         SECTION 5.7 TAX MATTERS. Any income or other taxes which Aventis is required by law to pay or withhold on behalf of Millennium with respect to royalties or other payments payable to Millennium under this Agreement shall be deducted from the amount of such royalties or other payments due, and paid or withheld, as appropriate, by Aventis on behalf of Millennium. Any such tax required by law to be paid or withheld shall be an expense of, and borne solely by, Millennium. Aventis shall furnish Millennium with reasonable evidence of such payment or amount withheld, in electronic or written form, as soon as practicable after such payment is made or such amount is withheld. The Parties will reasonably cooperate in completing and filing documents required under the provisions of any applicable tax laws or under any other applicable law in connection with the making of any required tax payment withholding payment, or in connection with any claim to a refund of or credit for any such payment.

         SECTION 5.8 CURRENCY EXCHANGE. With respect to Net Sales invoiced or expenses incurred in U.S. dollars, the Net Sales or expense amounts and the amounts due to Millennium hereunder shall be expressed in U.S. dollars. With respect to Net Sales invoiced or expenses incurred in a currency other than U.S. dollars, the Net Sales or expense shall be expressed in the domestic currency of the entity making the sale or incurring the expense, together with the U.S. dollar equivalent, calculated using the arithmetic average of the spot rates on the last business day of each month of the calendar quarter in which the Net Sales were made or the expense was incurred. The "closing mid-point rates" found in the "dollar spot forward against the dollar" table published by The Financial Times or any other publication as agreed to by the Parties shall be used as the source of spot rates to calculate the average as defined in the preceding sentence. All payments shall be made in U.S. dollars. If at any time legal restrictions in any country in the Territory prevent the prompt remittance of any payments with respect to sales in that country, Aventis shall have the right and option to make such payments by depositing the amount thereof in local currency to Millennium's account in a bank or depository in such country.

         SECTION 5.9 CURRENCY AND METHOD OF PAYMENTS; LATE PAYMENTS. Except as set forth in Section 5.7, all payments under this Agreement shall be made in United States dollars by wire transfer to such bank account as the receiving Party may designate from time to time. The paying Party shall pay interest to the receiving Party on the aggregate amount of any payments that are not paid on or before the date such payments are due under this Agreement at a rate per annum equal to the lesser of the prime rate of interest plus one percent (1%), as reported by the Wall Street Journal, or the highest rate permitted by applicable law, calculated on the number of days such payments are paid after the date such payments are due.

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                                   ARTICLE VI
            ONCOLOGY VACCINE PRODUCT DILIGENCE OBLIGATIONS OF AVENTIS

         SECTION 6.1 AVENTIS DILIGENCE OBLIGATIONS. With respect to each Selected Vaccine Target, Aventis agrees to exercise commercially reasonable efforts to research, develop and commercialize Oncology Vaccine Products. For the purposes of assessing the exercise of commercially reasonable efforts by Aventis for each Selected Vaccine Target, Aventis shall provide to Millennium within thirty (30) days after the end of each calendar year a written report detailing the research, development and commercialization activities undertaken with each Selected Vaccine Target.

         SECTION 6.2 NOTIFICATION BY MILLENNIUM. In the event that Millennium believes that Aventis has failed to exercise commercially reasonable efforts to research, develop and commercialize Oncology Vaccine Products with respect to a Selected Vaccine Target, then Millennium shall notify Aventis in writing within [**] after receipt of any annual report required under Section 6.1, and shall provide a reasonably detailed description of its reasons for such belief. Upon receipt of such notice Aventis shall have [**] in which to cure any such failure and shall provide to Millennium a reasonably detailed, written report of its compliance with its obligation to exercise commercially reasonable efforts. Alternatively, if Aventis believes that it has exercised commercially reasonable efforts, it shall so notify Millennium within [**] after receipt of Millennium's notice. Such reply by Aventis shall provide supporting information which reasonably details the reasons why Aventis believes it has satisfied its obligation to exercise commercially reasonable efforts to research, develop and commercialize Oncology Vaccine Products with respect to such Selected Vaccine Target. If Millennium disagrees that Aventis has cured any failure of its obligations or if Millennium disagrees with Aventis' response, it shall notify Aventis within [**] after receipt of Aventis' response, and then the Parties shall attempt in good faith to resolve the disagreement, referring the matters to the Executive Officers for resolution pursuant to Article X, if necessary.

         SECTION 6.3 CONSEQUENCES OF AVENTIS FAILURE TO COMPLY WITH DILIGENCE OBLIGATIONS. In the event that it is determined pursuant to Section 6.2 that Aventis has failed to exercise commercially reasonable efforts to research, develop and commercialize Oncology Vaccine Products for any Selected Vaccine Target, then Aventis' license and rights to such Selected Vaccine Target shall terminate.

                                  ARTICLE VII
         INTELLECTUAL PROPERTY OWNERSHIP, PROTECTION AND RELATED MATTERS

         SECTION 7.1    OWNERSHIP.

                   (a) "Inventions" shall mean all proprietary, non-public Process Technology, including, without limitation, processes, techniques, formulas, equipment designs, know-how,


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show-how and trade secrets, discoveries, practices, inventions, technology, designs, works of authorship, instructions, and other intellectual property, patentable or otherwise, tangible or intangible that are developed, made, conceived, reduced to practice or generated during the course of performance of activities pursuant to this Agreement and which are not generally known.

                   (b) SOLE INVENTIONS. Aventis shall solely own all Inventions developed, made, conceived, reduced to practice or generated solely by its employees, agents, or other persons acting under its authority (or any of its Affiliates), and Millennium shall solely own all Inventions developed, made, conceived, reduced to practice or generated solely by its employees, agents, or other persons acting under its authority (or any of its Affiliates).

                   (c) JOINT INVENTIONS. All Inventions developed, made, conceived, reduced to practice or generated jointly by employees, agents, or other persons acting under Aventis' authority (or any of its Affiliates) and Millennium employees, agents, or other persons acting under Millennium authority (or any of its Affiliates) ("Joint Inventions") shall be jointly owned by Aventis and Millennium.

         SECTION 7.2    PROSECUTION AND MAINTENANCE OF PATENT RIGHTS.

                   (a) MILLENNIUM PATENTABLE INVENTIONS. Millennium shall have the exclusive right and option, but not the obligation, (at its sole expense) to file and prosecute any patent applications and maintain any patents that Cover Inventions solely owned by Millennium, including without limitation Inventions that constitute or are deemed to be Millennium Process Technology, Millennium Research-Stage Process Technology and Millennium Oncology Vaccine Technology.

                   (b) AVENTIS PATENTABLE INVENTIONS. Aventis shall have the exclusive right and option, but not the obligation, (at its sole expense) to file and prosecute any patent applications and maintain any patents that Cover Inventions solely owned by Aventis, including without limitation Inventions that constitute or are deemed to be Aventis Improvements to Millennium Process Technology and Aventis inventions relating to Oncology Vaccine Products.

                   (c) JOINTLY-OWNED INVENTIONS. With respect to Joint Inventions, the Parties shall mutually agree upon a course of action, including allocation of expenses, as to the nature of protection sought for such Joint Inventions and strategies for filing, prosecution and maintenance of patents and patent applications for Joint Inventions, and shall keep each other reasonably informed with regard to such activities.

                   (d) If Millennium elects not to continue to prosecute or maintain any Patent Right within Millennium Oncology Vaccine Technology Patent Rights and Copyrights (and Aventis has rights under such Patent Right), then Millennium shall, subject to any contractual obligation to Third Parties, notify Aventis in writing of such election at least thirty (30) days prior to the last available date for action to preserve such Patent Right. If Aventis elects to continue prosecuting or maintaining such Patent Right, Aventis may do so at its sole expense.

         SECTION 7.3    EXPLOITATION OF INVENTIONS.


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



                   (a) EXPLOITATION OF SOLE INVENTIONS. Aventis agrees (i) not to utilize any sole inventions of Aventis made in the course of the co-development activities of the Parties pursuant to Section 3.2(d)(iii) in the Prohibited Field, and (ii) that it shall sublicense any sole inventions of Aventis made in the course of the co-development activities of the Parties pursuant to Section 3.2(d)(iii) only in accordance with the provisions of Sections 2.1(a), (b), (e) and (f).

                   (b) EXPLOITATION OF JOINT INVENTIONS. Subject to the grant of licenses to Aventis and to Millennium under Article II and IV, respectively, each of the Parties shall be free to exploit any Joint Inventions within the Territory without payment of any additional compensation to the other Party. Notwithstanding the foregoing, Aventis agrees (i) not to utilize any Joint Inventions made in the course of the co-development activities of the Parties pursuant to Section 3.2(d)(iii) in the Prohibited Field, and (ii) that it shall sublicense any such Joint Inventions only in accordance with the provisions of Sections 2.1(a), (b), (e) and (f).

         SECTION 7.4 COOPERATION. Each Party hereby agrees to (a) make available to the other Party (or to the other Party's authorized attorneys, agents or representatives), its employees, agents or consultants to the extent reasonably necessary to enable the appropriate Party to file and prosecute patent applications and maintain resulting patents that cover (i) Joint Inventions, or (ii) other inventions that constitute Aventis Improvements to Millennium Process Technology and Aventis Inventions relating to Oncology Vaccine Products (collectively the "Designated Inventions"), and (b) cooperate, if necessary and appropriate, with the other Party in gaining patent term extensions wherever applicable to Patent Rights that cover Designated Inventions, (c) provide to the other Party copies of all material correspondence pertaining to prosecution of patent applications covering Joint Inventions with the U.S. Patent and Trademark Office or its foreign counterparts, (d) to endeavor in good faith to coordinate its efforts with the other Party to minimize or avoid interference with Patent Rights of such other Party, (e) cooperate, if necessary and appropriate, with the other Party in the preparation and filing of any copyright registrations, and (f) determine the nature of the proprietary protection to be sought for all Joint Inventions and take commercially reasonable efforts to implement such protections.

         SECTION 7.5    THIRD PARTY INFRINGEMENT.

                   (a) During the Agreement Term, promptly after either Party becomes aware of the reasonable probability of an alleged infringement by a Third Party of (i) Millennium Process Technology Patent Rights and Copyrights,
(ii) Millennium Oncology Vaccine Technology Patent Rights and Copyrights in the Oncology Vaccine Field relating to any Selected Vaccine Target transferred to Aventis, (iii) Millennium Product-Process Technology Patent Rights and Copyrights or (iv) Aventis Improvements Patent Rights and Copyrights, or (v) Aventis proprietary rights relating to Oncology Vaccine Products, such Party shall provide written notice to the other Party regarding such infringement. Any such notice shall include reasonable evidence to support an allegation of infringement by such Third Party.

                   (b) Millennium or Aventis, respectively, in the case of a sole Invention, shall have the exclusive right, but not the obligation, to institute an infringement suit or take other appropriate action that it believes is reasonably required to protect its proprietary position.


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


  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


                   (c) With respect to Joint Inventions, the Parties shall mutually agree whether or not to institute an infringement suit or take other appropriate action to protect their proprietary position in such Joint Inventions.

                   (d) Millennium will use commercially reasonable efforts to prosecute, maintain and enforce the Millennium Oncology Vaccine Technology Patent Rights and Copyrights against Third Parties in the Oncology Vaccine Field and Millennium Process Technology Patent Rights and Copyrights, and Millennium Product-Process Technology Patent Rights and Copyrights against Third Parties in the Field.

                   (e) Aventis will use commercially reasonable efforts to enforce the Aventis Improvement Patent Rights and Copyrights against Third Parties.

                   (f) With respect to Patent Rights within Millennium Oncology Vaccine Technology Patent Rights and Copyrights that Cover an Oncology Vaccine Product, if Millennium, within [**] of a notice of infringement pursuant to
Section 7.5(a) from Aventis, has not taken action with respect to a Third Party pursuant to Section 7.5(b), Aventis may request consent from Millennium to institute and direct legal proceedings against such Third Party, including in the name of Millennium, which consent shall not be unreasonably withheld. Millennium shall respond to such request within [**] of receipt of such request in writing. All costs, including attorneys' fees, relating to such legal proceedings shall be borne by Aventis. All recoveries resulting from such legal proceedings in excess of Aventis' costs, including attorneys' fees, shall be deemed Net Sales by Aventis of the applicable Oncology Vaccine Product.

         SECTION 7.6    CLAIMED INFRINGEMENT.

                   (a) INFRINGEMENT NOTICE. In the event that either Party becomes aware of any claim that the practice of Transferred Millennium Process Technology, Aventis Improvements to Millennium Process Technology or Millennium Oncology Vaccine Technology related to a Selected Vaccine Target infringes the intellectual property rights of any Third Party, such Party shall promptly notify the other Party ("Infringement Notice"). However, the provisions of the remainder of this Section 7.6 shall not apply to Specified Process Technology (as defined below) or to Aventis Improvements to Millennium Process Technology.

                   (b) INFRINGEMENT PROCEEDINGS. If Aventis or any of its Affiliates are named as defendants in any action or proceeding claiming that their practice of Transferred Millennium Process Technology or Millennium Oncology Vaccine Technology related to a Selected Vaccine Target infringes the intellectual property rights of any Third Party (an "Infringement Proceeding"), and both (i) Millennium elects to defend and indemnify Aventis and its Affiliates with respect to the Infringement Proceeding, and (ii) Aventis and its Affiliates have not been enjoined by a court of competent jurisdiction from continuing to practice the applicable Transferred Millennium Process Technology in the Field or Millennium Oncology Vaccine Technology related to a Selected Vaccine Target in the Oncology Vaccine Field, then Millennium shall have the right to control the resolution of the claim(s), and all payment obligations of Aventis and its Affiliates to

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


  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


Millennium under this Agreement shall continue in effect, and shall only be offset, abated or reduced by (x) Aventis' reasonable out of pocket expenses incurred as a result of its cooperation in the Infringement Proceeding and (y) amounts specified in Section 7.6(d). The election of Millennium to defend and indemnify Aventis and its Affiliates shall be made in writing by Millennium within[**] after Millennium receives written notice of the Infringement Proceeding from Aventis. Aventis shall be entitled to retain its own counsel, at its own expense, to represent its interests in the Infringement Proceeding.

                   (c) REDUCTION IN PAYMENTS. If either (i) Millennium does not elect to defend and indemnify Aventis and its Affiliates within the [**] period referred to in subsection (b) with respect to an Infringement Proceeding, or (ii) Aventis and its Affiliates have been enjoined by a court of competent jurisdiction from continuing to practice the applicable Transferred Millennium Process Technology in the Field or are required to practice the applicable Millennium Process Technology in a more limited capacity, then [**] pursuant to Section 5.1(b) [**], as applicable, [**]
Section 5.1(b) [**]; (B) such withheld sum shall be held in escrow by Aventis pending resolution of such Infringement Proceeding, and (C) upon resolution of the Infringement Proceeding such withheld sum shall be paid to Millennium subject to the payment offsets of Section 7.6(d) unless such resolution involves the issuance of an injunction by a court of competent jurisdiction enjoining Aventis from continuing to practice the applicable Transferred Millennium Process Technology, or any portion thereof, or any resulting agreement requires a material change in the use or scope of use of the applicable Millennium Process Technology.

                   (d) PAYMENT OFFSETS. If the claim(s) with respect to an Infringement Proceeding is resolved in such a manner that Aventis or its Affiliates incur either a lump-sum or ongoing payment obligation to a Third Party to continue to practice the applicable Transferred Millennium Process Technology, then Aventis shall have the right to offset such payments to such Third Party against the sum withheld in accordance with Section 7.6(c) above, PROVIDED THAT any such offset shall in no event collectively exceed an amount equal to [**] of the Delivery and Completion Payment for the applicable Transferred Millennium Process Technology. To the extent practicable, Millennium shall modify, or allow Aventis to modify, such Millennium Process Technology so that it does not infringe the Third Party rights which were the subject of the Infringement Proceedings.

                   (e) SPECIFIED PROCESS TECHNOLOGY. As used in this Section 7.6, the term "Specified Process Technology" means Millennium Process Technology as to which (i) Millennium has indicated in writing to Aventis prior to the transfer thereof pursuant to Article III that Third Party licenses are necessary in order to practice the technology, AND (ii) Aventis has, prior to such transfer, obtained, or could obtain if it so chose, such Third Party licenses on its own behalf. The provisions of subsections (b), (c) and (d) of this Section 7.6, however, shall


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



apply to Specified Process Technology if the claim of infringement is unrelated to the rights that would have been granted pursuant to such Third Party license as to which Millennium has provided notice under subsection (e)(i) of this
Section 7.6.

                                  ARTICLE VIII
                                 CONFIDENTIALITY

         SECTION 8.1 CONFIDENTIAL INFORMATION. Any Confidential Information disclosed by a Party to the other Party during the term of this Agreement shall not be used by the receiving Party except in connection with the activities contemplated by this Agreement, shall be maintained in confidence by the receiving Party, and shall not otherwise be disclosed by the receiving Party to any Third Party without the prior written consent of the disclosing Party, except to the extent that the Confidential Information (as determined by competent documentation):

                   (a) was known or used by the receiving Party or its Affiliates prior to its date of disclosure to the receiving Party; or

                   (b) either before or after the date of the disclosure to the receiving Party or its Affiliates is lawfully disclosed to the receiving Party or its Affiliates by sources other than the disclosing Party rightfully in possession of the Confidential Information; or

                   (c) either before or after the date of the disclosure to the receiving Party or its Affiliates becomes published or generally known to the public (including information known to the public through the sale of products in the ordinary course of business) through no fault or omission on the part of the receiving Party or its Affiliates or its sublicensees; or

                   (d) is independently developed by or for the receiving Party or its Affiliates without reference to or reliance upon the Confidential Information.

In addition, the provisions of this Section 8.1 shall not preclude the receiving Party or its Affiliates from disclosing Confidential Information to the extent such Confidential Information is required to be disclosed by the receiving Party or its Affiliates to comply with applicable laws, to defend or prosecute litigation or to comply with governmental regulations or judicial or administrative decrees or orders, PROVIDED THAT the receiving Party provides prior written notice of such disclosure to the disclosing Party and takes reasonable and lawful actions to endeavor to avoid and/or minimize the degree of such disclosure. Specific information shall not be deemed to be within any of the foregoing exclusions merely because it is embraced by more general information falling within these exclusions.

         SECTION 8.2 EMPLOYEE AND ADVISOR OBLIGATIONS. Millennium and Aventis each agree that they shall provide Confidential Information received from the other Party only to their respective employees, consultants and advisors, and to the employees, consultants and advisors of such Party's Affiliates, who have a need to know and have an obligation to treat such information and materials as confidential.


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


  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


         SECTION 8.3 TERM. All obligations of confidentiality imposed under this Article VIII shall expire [**] following the disclosure of the relevant Confidential Information, PROVIDED THAT (a) obligations of confidentiality relating to source code provided pursuant to Sections 2.2 or 4.4 shall continue in effect indefinitely, and (b) in no event shall the expiration of the obligation to maintain the confidentiality of the relevant Confidential Information be used to circumvent the sublicensing restrictions of Sections 2.1(a)(ii), 2.1(b)(y), 2.1(e) and 2.1(f).

                                   ARTICLE IX
                              TERM AND TERMINATION

         SECTION 9.1 TERM; EXTENSION. This Agreement becomes effective as of the Effective Date and may be terminated as set forth in this Article IX. The Parties acknowledge that they may find it to be mutually beneficial to continue the relationship established by this Agreement after the termination of the Agreement Term. Consequently, the Parties hereby agree to negotiate in good faith, prior to [**] before the expiration of the Agreement Term, whether or not to extend the Agreement Term on terms and conditions that are mutually acceptable to the Parties.

         SECTION 9.2    TERMINATION UPON THE [**] ANNIVERSARY OF THE EFFECTIVE
DATE.

                   (a) TERMINATION RIGHTS. Aventis shall have the right, [**] to terminate this Agreement effective as of the [**]. Aventis may exercise this right by providing written notice to Millennium no later than [**] prior to [**] and such termination shall be effective on the [**], as applicable, [**]. Aventis agrees that in the event of any such termination by Aventis, Millennium shall be paid the pro rata portion of all Delivery and Completion Payments for the portion of the [**] which has elapsed prior to such termination date, as applicable, unless Millennium has failed to use commercially reasonable efforts to undertake and effect the Technology Transfer in accordance with the Technology Transfer Plan for such [**], as appropriate.

                   (b) RIGHTS UPON TERMINATION UNDER SECTION 9.2(a). If Aventis terminates this Agreement pursuant to Section 9.2(a) and as of the effective date of such termination Millennium has earned in excess of [**] of all Delivery Payments which it could have earned over all Contract Years elapsed prior to termination (i.e., the [**] if such termination occurs on the [**] and the [**] if such termination occurs on the [**], then Aventis shall pay to Millennium (i) if such termination occurs on the [**] or (ii) if such termination occurs on the [**], in either case such payment to be made at the same time as the notice of termination is provided under Section 9.2.(a) above, which payments shall be in consideration for future use of the Millennium Process

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


  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


Technology, Millennium Product-Process Tool Technology, Millennium Research-Stage Process Technology and Oncology Vaccine Technology transferred by Millennium to Aventis prior to the effective date of such termination.

         SECTION 9.3    TERMINATION FOR MATERIAL BREACH.

                   (a) TERMINATION RIGHTS. Upon any material breach of this Agreement by Aventis or Millennium (in such capacity, the "Breaching Party"), the other Party (in such capacity, the "Non-Breaching Party") may terminate this Agreement by [**] written notice to the Breaching Party, specifying the material breach. The termination becomes effective at the end of the [**] period unless
(i) the Breaching Party cures such breach during such [**] period, or (ii) if such breach is not susceptible to cure within [**] of the receipt of written notice of the breach, the Breaching Party is diligently pursuing a cure (unless such breach, by its nature, is incurable, in which case the Agreement may be terminated immediately). The Parties will use commercially reasonable efforts to work together to cure any breach.

                   (b) RIGHTS UPON TERMINATION FOR MATERIAL BREACH. If the Non-Breaching Party terminates this Agreement pursuant to subsection (a) following a material breach by the Breaching Party:

                        (i)       in the event that the Breaching Party is
                                  Millennium:

                                  (A)  Aventis shall pay Millennium all
                                  applicable amounts owed by Aventis to
                                  Millennium under Section 5.1 as of the
                                  effective date of termination, PROVIDED THAT without limiting such other remedies as may be available, such payments shall be subject to reduction to reflect the nature of the breach and the damages caused thereby, such reduction to be agreed upon in good faith by the Parties, or if the Parties are unable to reach such agreement, pursuant to the provisions of
                                  Article X, PROVIDED, THAT, if Aventis asserts that Millennium is a Breaching Party, Millennium shall continue to use commercially reasonable efforts to transfer Millennium Process Technology in accordance with this Agreement until the effective date of such termination.

                        (ii)      In the event that the Breaching Party is
                                  Aventis:

                   (A) if such termination occurs during the Agreement Term and such breach is the direct result of nonpayment, Aventis shall pay as a lump sum to Millennium: (i) [**] should such termination occur prior to the [**] anniversary of the Effective Date, (ii) [**] should such termination occur on or after the [**]anniversary of the Effective Date but prior to the [**] anniversary of the Effective Date, and (iii) [**] should such termination occur on or after the [**] anniversary of the Effective Date but prior to the [**] anniversary of the Effective Date, in each case less any payments paid or payable to Millennium under Section 5.1 prior to the effective date of the

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

    Confidential Materials omitted and filed separately with the Securities and
                    Exchange Commission. Asterisks denote omissions.

termination. Such payment will be made within [**] after the effective date of termination. Notwithstanding the foregoing, if Aventis attempts to terminate this Agreement in good faith under Section 9.3(b)(i) and, as a result, ceases any further payments under this Agreement, Aventis shall not by reason of such cessation be deemed to have been in breach of this Agreement if it is finally determined that Millennium was not a Breaching Party so long as Aventis makes all payments otherwise due within [**] after such final determination.

         SECTION 9.4 TERMINATION UPON CHANGE OF CONTROL OR UPON MILLENNIUM CEASING CERTAIN ACTIVITIES.

                   (a) TERMINATION UPON CHANGE OF CONTROL. If a Change of Control occurs during the Agreement Term, Aventis may, at its sole discretion, elect to terminate this Agreement by giving Millennium written notice within [**] after Aventis' receipt of notice of such Change of Control, such termination to be effective [**] after provision of written notice of termination.

                   (b) TERMINATION UPON MILLENNIUM CEASING CERTAIN ACTIVITIES. During the Agreement Term, in the event that Millennium and any of its Affiliates that are subject to this Agreement, taken as a whole, cease to be significantly involved in the business of developing Process Technologies, Aventis shall have the right to terminate this Agreement by providing Millennium with [**] notice of such termination.

         SECTION 9.5    RIGHTS UPON TERMINATION UNDER SECTION 9.2, 9.3, 9.4
OR 12.7. As of the effective date of a termination pursuant to Section 9.2, 9.3, 9.4, or 12.7:

                        (i) All Technology Transfer activities shall cease, except as otherwise agreed by the Parties;

                        (ii) All payment obligations under Article V shall cease, except with respect to applicable amounts owed by Aventis to Millennium under
                                  Section 5.1 as of the effective date of
                                  termination and except as otherwise
                                  specifically provided herein;

                        (iii) Aventis shall retain all licenses granted to it by Millennium under this Agreement as of the effective date of such termination;

                        (iv) Aventis shall have no additional access or rights to Millennium Process Technology, Millennium Research-Stage Process Technology or Millennium Oncology Vaccine Technology developed, acquired or otherwise controlled by Millennium from and after the date of such termination;

                        (v) Millennium shall retain all licenses granted to it by Aventis under this Agreement as of the effective date of such termination; and


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

                        (vi) Millennium will have no access or rights to Aventis Improvements to Millennium Process Technology developed, acquired or otherwise controlled by Aventis from and after the date of such termination.

         SECTION 9.6 TERMINATION UPON HSR DENIAL. The Agreement shall immediately terminate in the event that either (a) the FTC and/or the DOJ shall seek a preliminary injunction under the HSR Act against Millennium and Aventis to enjoin the transactions contemplated by this Agreement, the Technology Development Agreement, and/or the Inflammation Agreement, or (b) if the Parties mutually agree that a HSR Filing is required, the HSR Clearance Date shall not have occurred on or prior to December 31, 2000.

         SECTION 9.7 RESIDUAL RIGHTS. Upon termination of this Agreement, except as specifically provided herein to the contrary, all rights and obligations of the Parties shall cease, except as follows:

                   (a) Obligations to pay amounts accruing hereunder up to the date of expiration or termination;

                   (b) The obligations regarding confidentiality as set forth in Article VIII;

                   (c) All obligations for record keeping and accounting reports;

                   (d) Aventis' right to inspect books and records of Millennium as set forth in Section 5.4;

                   (e) Millennium's right to inspect books and records of Aventis as set forth in Section 5.6;

                   (f) The Parties' rights with respect to the ownership of intellectual property as set forth in Article VII;

                   (g) Obligations of defense and indemnity, which obligations shall continue in full force and effect for an unlimited period; and

                   (h) Except as provided in Section 9.3, any cause of action or claim of Millennium or Aventis accrued or to accrue because of any material breach by the other Party.


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



                                   ARTICLE X
                               DISPUTE RESOLUTION

         SECTION 10.1   JOINT STEERING COMMITTEE.

                   (a) As soon as practicable after the Execution Date, Aventis and Millennium shall establish a Joint Steering Committee comprised of three (3) senior executives of Aventis and three (3) senior executives of Millennium.

                   (b) The Joint Steering Committee shall meet within forty-five (45) days after the Effective Date and, thereafter, at least quarterly during the Agreement Term to (a) review the efforts of the Parties in the conduct of the Technology Transfer activities, and (b) attempt to resolve any disputes relating to this Agreement that may arise between the Parties that are referred to the Joint Steering Committee by the Joint Technology Transfer Team or by either of the Parties.

                   (c) The location of such meetings of the Joint Steering Committee shall be as agreed by the Parties. The Joint Steering Committee may also meet by means of a telephone conference call or by videoconference.

                   (d) Each Party may change any one or more of its representatives to the Joint Steering Committee at any time upon written notice to the other Party.

                   (e) Each Party shall use commercially reasonable efforts to cause its representatives to attend the meetings of the Joint Steering Committee. If a representative of a Party is unable to attend a meeting, such Party may designate an alternate to attend such meeting in place of the absent representative, and such alternate shall have full voting power at such meeting.

                   (f) In addition, each Party may, at its discretion, invite non-voting employees, and, with the consent of the other Party, consultants or scientific advisors, to attend meetings of the Joint Steering Committee.

                   (g) Decisions of the Joint Steering Committee shall be made by unanimous consent of Aventis and Millennium, with each Party having one vote. Either Party may convene a special meeting of the Joint Steering Committee for the purpose of resolving disputes.

         SECTION 10.2 REFERRAL OF UNRESOLVED MATTERS TO JOINT STEERING COMMITTEE. If the Joint Technology Transfer Team is unable to reach a decision on any matter within the scope of its responsibilities within thirty (30) days after such matter is first considered by it, either Party may refer such unresolved matter to the Joint Steering Committee for consideration and resolution. In such event, a meeting of the Joint Steering Committee shall be convened as soon as practicable in order to consider and resolve the unresolved matter. Any determination by the Joint Steering Committee shall be final and binding upon the Parties.

         SECTION 10.3 REFERRAL OF UNRESOLVED MATTERS TO EXECUTIVE OFFICERS. If the Joint Steering Committee is unable to resolve any matter referred to it under Section 10.2 within thirty (30) days after the matter is referred to it, the matter shall be referred to the Executive Officers to be


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


resolved by negotiation in good faith as soon as is practicable but in no event later than thirty (30) days after referral. Such resolution, if any, of a referred issue by the Executive Officers shall be final and binding on the Parties.

         SECTION 10.4 INDEPENDENT EXPERTS. Each Executive Officer shall have the right to engage the services of any number of independent experts in the field in question (the individual(s) so engaged by each Executive Officer to be engaged under obligations of confidentiality) to assist the Executive Officer in making a determination on the unresolved matter, and each Executive Officer shall be obligated to consider in good faith the analyses and opinions of any such independent experts engaged by either of them in making a determination.

         SECTION 10.5 NON-BINDING MEDIATION. If the matter has not been resolved by the Executive Officers within thirty (30) days of referral in accordance with Section 10.3, or if the Executive Officers fail to meet within such thirty (30) days, either Party may initiate a non-binding mediation procedure. The non-binding mediation shall be administered by the American Arbitration Association in accordance with its commercial mediation rules. Unless otherwise mutually agreed upon by the Parties, the mediation proceedings shall be conducted at the location chosen by the Party not originally requesting the resolution of the dispute. The Parties agree that they shall share equally the cost of the mediation, including filing and hearing fees, and the cost of the mediator(s). Each Party shall have the right, at its own expense, to be represented by counsel in such a proceeding. If any unresolved matter is not resolved following non-binding mediation pursuant to this Section 10.5, either Party may seek any remedy, at law or in equity, that may be available.


                                   ARTICLE XI
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         SECTION 11.1 REPRESENTATION OF AUTHORITY; CONSENTS. Millennium and Aventis each represents and warrants to the other Party that as of the Execution Date it has full right, power and authority to enter into this Agreement, this Agreement has been duly executed by such Party and constitutes a legal, valid and binding obligation of such Party, enforceable in accordance with its terms, and all necessary consents, approvals and authorizations of all government authorities and other persons required to be obtained by such Party in connection with the execution, delivery and performance of this Agreement have been and shall be obtained except with respect to FTC clearance pursuant to the HSR Act.

         SECTION 11.2 NO CONFLICT. Each Party represents to the other Party that notwithstanding anything to the contrary in this Agreement, the execution and delivery of this Agreement and the performance of such Party's obligations hereunder (a) do not conflict with or violate such Party's corporate charter and bylaws or any requirement of applicable laws of regulations and (b) do not and shall not conflict with, violate or breach or constitute a default or require any consent under, any contractual obligation of such Party.

         SECTION 11.3 KNOWLEDGE OF PENDING OR THREATENED LITIGATION. Each Party represents and warrants to the other Party that there is no claim, investigation, suit, action or proceeding pending or, to the knowledge of such Party, expressly threatened, against such Party before or by any governmental entity or arbitrator that, individually or in the aggregate, could reasonably be expected to (i) materially impair the ability of such Party to perform any obligation under this Agreement or (ii) prevent or materially delay or alter the consummation of any or all of the transactions contemplated hereby.

         SECTION 11.4   EMPLOYEE AND CONSULTANT OBLIGATIONS.

                   (a) Millennium represents and warrants that all of its employees, officers, and consultants have executed agreements or have existing obligations under law requiring, in the case of employees and officers, assignment to Millennium of all inventions made during the course of and as the result of their association with Millennium and, in the case of employees, officers and consultants, obligating the individual to maintain as confidential Millennium's Confidential Information as well as confidential information of Aventis or any Third Party which Millennium may receive, to the extent required to support Millennium's obligations under this Agreement.

                   (b) Aventis represents and warrants that all of its employees, officers, and consultants that are supporting the performance of Aventis' obligations under this Agreement or otherwise have access to Millennium Process Technology shall have executed agreements or have existing obligations under law requiring, in the case of employees and officers, assignment to Aventis of all inventions made during the course of and as the result of their association with Aventis and, in the case of employees, officers and consultants, obligating the individual to maintain as confidential Aventis' Confidential Information as well as confidential information of Millennium or any Third Party which Aventis may receive, to the extent required to support Aventis' obligations under this Agreement.

         SECTION 11.5   SUBLICENSE RIGHTS.

                   (a) Except as set forth in EXHIBIT E or as otherwise disclosed by Millennium to Aventis in a future Technology Transfer Plan, Millennium represents and warrants to Aventis that, it has, or will have, the right to grant sublicenses to Aventis pursuant to Section 2.1 to all Millennium Process Technology and Sublicensed Software that are a part of the Technology Transfer.

                   (b) Millennium represents and warrants to Aventis that, as of the Execution Date, it is not in breach of any agreement with any Third Party which would materially affect its obligations under this Agreement, and it is not in default under any of its existing licenses with any Third Party reasonably necessary for Millennium to fulfill its duties and obligations under this Agreement. Millennium further represents and warrants that it shall use commercially reasonable efforts to maintain such Third Party licenses in effect during the Agreement Term and if Millennium has been accused of a material breach under any such Third Party agreements or licenses, Millennium shall within thirty (30) days of such accusation notify Aventis of such accusation.

                   (c) Millennium covenants that it will use commercially reasonable efforts to obtain the right to grant sublicenses and/or transfer proprietary information to Aventis pursuant


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


to Section 2.1 to all Millennium New Process Technology and Millennium Process Technology Improvements that will be licensed from Third Parties by Millennium or its Affiliates.

                   (d) Aventis covenants that it will use commercially reasonable efforts to obtain the right to grant sublicenses and/or transfer proprietary information to Millennium pursuant to Section 4.3 to all Aventis Improvements to Millennium Process Technology that have been licensed from Third Parties by Aventis or its Affiliates.

         SECTION 11.6 EXHIBITS. Millennium represents and warrants that, as of the Execution Date, EXHIBITS A, B, C and E to this Agreement are in all respects true, correct, complete and accurate, it being understood that the breach of any such representation and warranty by Millennium shall not be grounds for termination of this Agreement by Aventis.

         SECTION 11.7 INTELLECTUAL PROPERTY. Except as set forth in EXHIBIT E, Millennium represents and warrants to Aventis that as of the Execution Date:

                   (a) No person or entity has asserted the invalidity, misuse, unregistrability, unenforceability or non-infringement of any of its intellectual property relating to the Millennium Existing Process Technology which is the subject of this Agreement (the "Intellectual Property") or challenged its right to the use or ownership of any of the Intellectual Property or made any adverse claim of ownership thereof;

                   (b) There are no pending or, to its knowledge, threatened claims or litigation which allege that Millennium's activities to date relating to the Intellectual Property have violated, or by conducting its business as currently proposed to be conducted hereunder would violate, the intellectual property rights of any other person; and

                   (c) All Millennium Process Technology Patent Rights and Copyrights and Millennium Product-Process Tool Technology Patent Rights and Copyrights that exist as of the Execution Date are owned by Millennium, or, to Millennium's knowledge, are validly licensed to Millennium.

                   (d) Nothing in this Agreement shall be construed as a representation made or warranty given by Millennium that any patents under which Aventis is granted a license in this Agreement will issue based on pending patent applications or that any such pending patent applications or patents issued thereon will include Valid Claims.

         SECTION 11.8   SOFTWARE SPECIFIC.

                   (a) AS-DOCUMENTED WARRANTY. Millennium warrants to Aventis that the Millennium Informatics Technology will operate in all material respects in the manner that it works at Millennium on Millennium's platform taking into account any differences in scale between Millennium's platform and Aventis' informatics platform, provided that Aventis (i) has implemented the Informatics Platform, and (ii) has not altered the operating environment of or otherwise modified the Millennium Informatics Technology.

                   (b) PHYSICAL MEDIA WARRANTY. Millennium warrants to Aventis that the Millennium Informatics Technology will be free from any material physical defects in the media


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


that tangibly embodies such Millennium Informatics Technology. This Physical Media Warranty does not apply to defects discovered more than thirty (30) days after the date of delivery of the Millennium Informatics Technology or to defects which cannot be reproduced on Millennium's platform.

                   (c) NO SELF-HELP CODE WARRANTY. Millennium warrants to Aventis that no copy of the Millennium Informatics Technology contains or will contain any Self-Help Code (defined below). As used herein, "Self-Help Code" means any back door, time bomb, drop dead device, or other software routine designed to disable a computer program automatically with the passage of time or under the positive control of a person other than a licensee of the program. Self-Help Code does not include software routines in a computer program, if any, designed to permit an owner of the computer program to obtain access to a licensee's computer system(s) (e.g., remote access via modem) for purposes of maintenance or technical support.

                   (d) UNAUTHORIZED CODE WARRANTY. Millennium covenants that it shall use commercially reasonable efforts, consistent with industry standards, to conduct virus scans prior to distributing delivery media to Aventis as contemplated in this Agreement.

                   (e) Y2K. Prior to January 1, 2000, as part of its overall, company-wide Year 2000 effort based on the Government Accounting Office Y2K Guide, Millennium investigated, evaluated and performed necessary remediation on Millennium's critical informatic applications, excluding third party applications. As of the Execution Date, Millennium has not experienced any material problems involving a failure of its informatic applications to recognize the Year 2000.

                   (f) NO TERMINATION. The breach of any of the provisions of this Section 11.8 by Millennium shall not be grounds for termination of this Agreement by Aventis.

         SECTION 11.9 DISCLAIMER OF WARRANTY. Nothing in this Agreement shall be construed as a representation made or warranty given by either Party that any patents will issue based on pending applications or that any such pending applications or patents issued thereon will be valid or that any Millennium Process Technology, Millennium Research-Stage Process Technology or Aventis Improvements to Millennium Process Technology will be operated without interruption or will be error-free. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH PARTY EXPRESSLY DISCLAIMS, WAIVES, RELEASES, AND RENOUNCES ANY WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR, EXCEPT AS EXPRESSLY SET FORTH IN SECTION 11.7, ANY WARRANTY THAT SUCH PARTY'S PROCESS TECHNOLOGY OR PRODUCT-PROCESS TOOL TECHNOLOGY DOES NOT INFRINGE THE INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

         SECTION 11.10 CONDUCT OF BUSINESS PENDING CLOSING. Millennium covenants and agrees that between the Execution Date and the Effective Date, and unless the Parties shall otherwise consent or agree in writing:


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



                   (a) Millennium will continue to research and develop Millennium Process Technology in the ordinary course of business and consistent with past practice;

                   (b) Millennium shall not, to the extent that it has a material adverse effect on the Technology Transfer contemplated by this Agreement, modify, amend, extend, renew or terminate any of the existing licenses with Third Parties relating to the Millennium Process Technology;

                   (c) Millennium shall use commercially reasonable efforts to conduct business in such a manner so that the representations and warranties contained in Article 10 shall continue to be true and correct on and as of the Effective Date as if made on and as of the Effective Date;

                   (d) Millennium shall make all reasonable efforts to provide information about the Millennium Process Technology to Aventis that is reasonably requested; and

                   (e) Millennium shall inform Aventis prior to the Effective Date of any updates to EXHIBITS A, B, C and E as necessary to cause the information contained in them to continue to be accurate up to and including the Effective Date.

         SECTION 11.11 SUBLICENSE TERMS AND CONDITIONS. Aventis expressly agrees to the Standard Attachment, Supplemental Sublicense Terms and Conditions and the Special Attachments set forth in EXHIBIT B.


                                  ARTICLE XII
                            MISCELLANEOUS PROVISIONS

         SECTION 12.1   PRODUCT LIABILITY INDEMNIFICATION.

                   (a) AVENTIS. Aventis agrees to defend Millennium and its Affiliates, at Aventis' cost and expense, and will indemnify and hold Millennium and its Affiliates and their respective directors, officers, employees and agents (the "Millennium Indemnified Parties") harmless from and against any losses, costs, damages, fees or expenses arising out of any Third Party claim relating to (i) any breach by Aventis of any of its representations, warranties or obligations pursuant to this Agreement, (ii) any sublicense and/or transfer by Aventis of the Millennium Process Technology and/or Millennium Product-Process Tool Technology, (iii) any personal injury resulting from the development, manufacture, use, sale or other disposition of any product or service offered by Aventis and/or its Affiliates or licensees to the extent that such injury is or is alleged to be the result of the use by Aventis and/or its Affiliates or licensees of the Transferred Millennium Process Technology, Millennium Research-Stage Process Technology transferred to Aventis or Aventis Improvements to Millennium Process Technology, or (iv) any personal injury resulting from the development, manufacture, use, sale or other disposition of any Oncology Vaccine Product by Aventis and/or its Affiliates or licensees. In the event of any such claim against the Millennium Indemnified Parties by any Third Party, Millennium shall promptly notify Aventis in writing of the claim and Aventis shall manage and control, at its sole expense, the defense of the claim and its settlement. The Millennium Indemnified Parties shall cooperate with Aventis and may, at their option and expense, be represented in any such action or proceeding. Aventis shall not be liable for any litigation costs or expenses incurred by the

Millennium Indemnified Parties without Aventis' prior written authorization. In addition, Aventis shall not be responsible for the indemnification of any Millennium Indemnified Party arising from any negligent or intentional acts by such party, or any claims compromised or settled without its prior written consent. Notwithstanding the foregoing, (x) in the event of a personal injury claim that is covered by the indemnification provisions of the Inflammation Agreement, the indemnification provisions of the Inflammation Agreement shall control and (y) in the event that both Aventis and the Millennium Indemnified Parties are parties to a class action suit relating to the sale of substantially similar products sold by Aventis and the Millennium Indemnified Parties, the foregoing indemnification shall apply solely in respect of the product or service offered by Aventis and/or its Affiliates and licensees.

                   (b) MILLENNIUM. Millennium agrees to defend Aventis and its Affiliates, at Millennium's cost and expense, and will indemnify and hold Aventis and its Affiliates and their respective directors, officers, employees and agents (the "Aventis Indemnified Parties") harmless from and against any losses, costs, damages, fees or expenses arising out of any Third Party claim relating to (i) any breach by Millennium of any of its representations, warranties or obligations pursuant to this Agreement, (ii) any sublicense and/or transfer by Millennium of the Aventis Improvements to Millennium Process Technology, or (iii) any personal injury resulting from the development, manufacture, use, sale or other disposition of any product or service offered by Millennium and/or its Affiliates or licensees to the extent that such injury is or is alleged to be the result of the use by Millennium and/or its Affiliates or licensees of the Transferred Millennium Process Technology, Millennium Research-Stage Process Technology transferred to Aventis or Aventis Improvements to Millennium Process Technology transferred to Millennium. In the event of any claim against the Aventis Indemnified Parties by any Third Party, Aventis, shall promptly notify Millennium in writing of the claim and Millennium shall manage and control, at its sole expense, the defense of the claim and its settlement. The Aventis Indemnified Parties shall cooperate with Millennium and may, at their option and expense, be represented in any such action or proceeding. Millennium shall not be liable for any litigation costs or expenses incurred by the Aventis Indemnified Parties without Millennium's prior written authorization. In addition, Millennium shall not be responsible for the indemnification of any Aventis Indemnified Party arising from any negligent or intentional acts by such party, or any claims compromised or settled without its prior written consent. Notwithstanding the foregoing, (x) in the event of a personal injury claim that is covered by the indemnification provisions of the Inflammation Agreement, the indemnification provisions of the Inflammation Agreement shall control and (y) in the event that both Millennium and the Aventis Indemnified Parties are parties to a class action suit relating to the sale of substantially similar products sold by Millennium and the Aventis Indemnified Parties, the foregoing indemnification shall apply solely in respect of the product or service offered by Millennium and/or its Affiliates and licensees.

         SECTION 12.2 GOVERNING LAW. This Agreement shall be construed and the respective rights of the Parties determined according to the substantive laws of the State of Delaware notwithstanding the provisions governing conflict of laws under such Delaware law to the contrary, except matters of intellectual property law which shall be determined in accordance with the intellectual property laws relevant to the intellectual property in question; and PROVIDED, FURTHER, that the U.N. Convention of the International Sale of Goods shall not apply. English shall be the governing language for the construction and interpretation of this Agreement.


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


         SECTION 12.3 ASSIGNMENT. Neither Millennium nor Aventis may assign this Agreement in whole or in part without the consent of the other, except if such assignment occurs in connection with the sale or transfer (by merger or otherwise) of all or substantially all of the business and assets of Millennium (subject to Section 9.4(a)) or Aventis to which the subject matter of this Agreement pertains, provided that the acquirer confirms to the other Party in writing its agreement to be bound by all of the terms and conditions of this Agreement. Each Party agrees that, notwithstanding any provisions of this Agreement to the contrary, in the event that this Agreement is assigned by Millennium in connection with the sale or transfer of all or substantially all of the business and assets of the Millennium to which the subject matter of this Agreement pertains (including in the context of a Change of Control), Millennium shall demonstrate to the reasonable satisfaction of Aventis that the acquirer of Millennium shall maintain the Millennium Process Technology, and continue to conduct research and development with respect thereto. Notwithstanding the definitions set forth in this Agreement with respect to Affiliates and the fact that an acquirer of a Party would constitute an Affiliate of such Party, in the case of any assignment of this Agreement such assignment shall not provide the non-assigning Party with rights or access to intellectual property or technology of the acquirer of the assigning Party. Notwithstanding the foregoing, Aventis may assign this Agreement to an Affiliate, provided that Aventis shall guarantee the performance of such Affiliate, and provided further that either Party may assign its rights, but not its obligations, pursuant to this Agreement in whole or in part to an Affiliate of such Party that is controlled by such Party. It is expressly understood that Aventis may transfer or assign all rights and obligations under this Agreement relating to Selected Vaccine Targets and Oncology Vaccine Products to Aventis-Pasteur or any other Affiliate of Aventis engaged in the business of oncology vaccines.

         SECTION 12.4 ENTIRE AGREEMENT. This Agreement, the Schedules attached hereto, and the Exhibits referred to in this Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof, and supersede all previous arrangements with respect to the subject matter hereof, whether written or oral. The Parties acknowledge that the Exhibits referred to in this Agreement are being simultaneously delivered by Millennium to Aventis on or before the Execution Date. The Parties also acknowledge the simultaneous execution and delivery of the Technology Development Agreement, the Inflammation Agreement, and the Investment Agreement between the Parties dated as of the Execution Date, none of which shall be superseded by this Agreement.

         SECTION 12.5 AMENDMENTS. Any amendment or modification to this Agreement shall be made in writing signed by both Parties.

         SECTION 12.6   NOTICES.

         Notices to Millennium shall be addressed to:

                   Millennium Pharmaceuticals, Inc.
                   75 Sidney Street
                   Cambridge, Massachusetts 02139

                   Attention:  Chief Executive Officer



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


                  Facsimile No.:  (617) 621-0264

         with a copy to:

                   Attention: Legal Department

         Notices to Aventis shall be addressed to:

                   Aventis Pharmaceuticals Inc.
                   Route 202-206
                   P.O. Box 6800
                   Bridgewater, New Jersey  08807

                   Attention: Vide President, Technology Licensing and Alliances Facsimile No.: (908) 231-3777

         with a copy to:

                   Attention: Vice President, Legal Corporate Department Facsimile No.: (908) 231-4480

         Either Party may change its address to which notices shall be sent by giving notice to the other Party in the manner herein provided. Any notice required or provided for by the terms of this Agreement shall be in writing and shall be (a) sent by registered or certified mail, return receipt requested, postage prepaid, (b) sent via a reputable overnight courier service, or (c) sent by facsimile transmission, in each case properly addressed in accordance with the paragraph above. The effective date of notice shall be the actual date of receipt by the Party receiving the same.

         SECTION 12.7 FORCE MAJEURE. No failure or omission by either Party in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement or create any liability if the same shall arise from any cause or causes beyond the control of such Party, including, but not limited to, the following: acts of gods; acts or omissions of any government; any rules, regulations or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake; accident; war; rebellion; insurrection; riot; and invasion; provided that such failure or omission resulting from one of the above causes is cured as soon as is practicable after the occurrence of one or more of the above mentioned causes and in no event more than two hundred seventy (270) days after the date of occurrence.

         SECTION 12.8 COMPLIANCE WITH EXPORT REGULATIONS. Neither Party shall export any technology licensed to it by the other Party under this Agreement except in compliance with U.S. and other applicable export laws and regulations, including without limitation, the Export Administration Regulations and the International Traffic in Arms Regulations.

         SECTION 12.9 SECTION 365(n) OF THE BANKRUPTCY CODE. All rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be, deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to "intellectual property"


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


as defined under Section 101(35A) of the Bankruptcy Code. The Parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code. Upon the bankruptcy of either Party, the non-bankrupt Party shall further be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property, and such, if not already in its or their possession, shall be promptly delivered to the non-bankrupt Party, unless the bankrupt Party elects to continue, and continues, to perform all of its obligations under this Agreement.

         SECTION 12.10 PUBLIC ANNOUNCEMENTS. On the Execution Date, the Parties shall issue one or more press release(s). Any announcements or similar publicity with respect to the execution of this Agreement shall be agreed upon between the Parties in advance of such announcement. The Parties agree that any such announcement will not contain confidential business or technical information and, if disclosure of confidential business or technical information is required by law or regulation, will make commercially reasonable efforts to minimize such disclosure and obtain confidential treatment for any such information which is disclosed to a governmental agency or group. Each Party agrees to provide to the other Party a copy of any public announcement as soon as reasonably practicable under the circumstances prior to its scheduled release. Except under extraordinary circumstances, each Party shall provide the other with an advance copy of any press release at least five (5) business days prior to the scheduled disclosure. Each Party shall have the right to expeditiously review and recommend changes to any announcement regarding this Agreement or the subject matter of this Agreement. Except as otherwise required by law, the Party whose press release has been reviewed shall remove any information the reviewing Party reasonably deems to be inappropriate for disclosure. The contents of any such announcement or similar publicity which has been reviewed and approved by the reviewing Party can be re-released by either Party without a requirement for re-approval. Furthermore, each Party shall give the other Party a reasonable opportunity to review all filings with the United States Securities and Exchange Commission describing the terms of this Agreement prior to submission of such filings, and shall give due consideration to any reasonable comments by the non-filing Party relating to such filing, including without limitation the provisions of this Agreement for which confidential treatment should be sought.

         SECTION 12.11 NON-SOLICITATION. During the Agreement Term, and for a period of one (1) year thereafter, neither Party shall either directly or indirectly solicit, recruit, induce, encourage or attempt to induce or encourage any employee of the other Party, or independent contractor primarily dedicated to the other Party to terminate his or her employment with such other Party and become employed by or consult for such Party whether or not such individual is engaged full-time by such other Party, and whether or not such employment is pursuant to a written agreement or is at-will.

         SECTION 12.12 INDEPENDENT CONTRACTORS. It is understood and agreed that the relationship between the Parties is that of independent contractors and that nothing in this Agreement shall be construed as authorization for either Millennium or Aventis to act as agent for the other. Members of the Joint Steering Committee, the Joint Technology Transfer Team and Joint Oncology Vaccine Committee shall be, and shall remain, employees of Millennium or Aventis, as the case may be. No Party shall incur any liability for any act or failure to act by members of the Joint Steering Committee, the Joint Technology Transfer Team, and Joint Oncology Vaccine Committee who are employees of such other Party.


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


         SECTION 12.13 NO STRICT CONSTRUCTION. This Agreement has been prepared jointly and shall not be strictly construed against either Party.

         SECTION 12.14 HEADINGS. The captions or headings of the sections or other subdivisions hereof are inserted only as a matter of convenience or for reference and shall have no effect on the meaning of the provisions hereof.

         SECTION 12.15 NO IMPLIED WAIVERS; RIGHTS CUMULATIVE. No failure on the part of Millennium or Aventis to exercise, and no delay in exercising, any right, power, remedy or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

         SECTION 12.16 SEVERABILITY. If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, the Parties hereto shall substitute, by mutual consent, valid provisions for such invalid, illegal or unenforceable provisions which valid provisions in their economic effect are sufficiently similar to the invalid, illegal or unenforceable provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalidity, illegality or unenforceability of one or several provisions of this Agreement shall not affect the validity, of this Agreement as a whole, unless the invalid, illegal or unenforceable provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid, illegal or unenforceable provisions.

         SECTION 12.17 EXECUTION IN COUNTERPARTS. This Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

         SECTION 12.18 NO THIRD PARTY BENEFICIARIES. No person or entity other than Aventis, Millennium and their respective Affiliates and permitted assignees hereunder shall be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Agreement.

         SECTION 12.19 NO CONSEQUENTIAL DAMAGES. UNLESS RESULTING FROM A PARTY'S WILLFUL MISCONDUCT, NEITHER PARTY HERETO SHALL BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, INCLUDING WITHOUT LIMITATION LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES. NOTHING IN THIS SECTION 12.19 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY.


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



                                  ARTICLE XIII
                                   HSR FILING

         SECTION 13.1 HSR FILING. To the extent necessary, each of Millennium and Aventis shall, within fifteen (15) days after the Execution Date, file with the FTC and the Antitrust Division of the DOJ, any notification and report form required of it in the reasonable opinion of both Parties under the HSR Act with respect to the transactions contemplated hereby. The Parties shall cooperate with one another to the extent necessary in the preparation of any notification and report form required to be filed under the HSR Act. Each Party shall be responsible for its own costs, expenses, and filing fees associated with any filing under the HSR Act.

         SECTION 13.2 HSR-RELATED DEFINITIONS. As used in Section 13.1, the following terms have the following meanings:

                   (a)  "DOJ" means the United States Department of Justice.

                   (b)  "FTC" means the United States Federal Trade Commission.

                   (c) "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (15 U.S.C. Sec. 18a), and the rules and regulations promulgated thereunder.

                   (d) "HSR CLEARANCE DATE" shall mean the earlier of (i) the date on which the FTC shall notify Millennium and Aventis of early termination of the applicable waiting period under the HSR Act or (ii) the day after the date on which the applicable waiting period under the HSR Act expires.

                   (e) "HSR FILING" means filings by Aventis and Millennium with the FTC and the Antitrust Division of the DOJ of a Notification and Report Form for Certain Mergers and Acquisitions (as that term is defined in the HSR
Act) with respect to the matters set forth in this Agreement, together with all required documentary attachments thereto.

                                  ARTICLE XIV
                                     CLOSING

         SECTION 14.1 OBLIGATIONS. The respective obligations of each Party to effect the transactions contemplated under this Agreement shall be subject to the satisfaction, at or prior to the Effective Date, of the following conditions (the performance of any of which by the other Party may be waived in writing by Millennium or Aventis).

                   (a) DECREES. Neither Millennium nor Aventis shall be subject to any order, decree or injunction by a court of competent jurisdiction which prevents or materially delays the consummation of the transactions contemplated hereby.

                   (b) COMPLIANCE. No statute, rule or regulation shall have been enacted by the government, or any governmental agency of the United States or any state, municipality or other


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


political subdivision thereof, that makes the consummation of the transactions contemplated hereby illegal.

                   (c) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the other Party shall be accurate in all material respects as of the time of the Effective Date and such other Party shall have delivered a certificate of an officer certifying the same, subject to such non-material updates as may be provided by one Party to the other Party prior to the Effective Date.

                   (d) PERFORMANCE AND COMPLIANCE. Each Party shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by it on or before the Effective Date.

                   (e) OTHER AGREEMENTS. The closing under the Technology Development Agreement, the Investment Agreement and the Inflammation Agreement shall occur simultaneously with the closing under this Agreement.

                   (f) SATISFACTORY INSTRUMENTS. All instruments and documents required on the Execution Date to effectuate and consummate the transactions contemplated hereby, including this Agreement, the Technology Development Agreement, the Inflammation Agreement, and the Investment Agreement, shall have been delivered in form and substance reasonably satisfactory to each Party and their respective counsel.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]


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         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

                                  MILLENNIUM PHARMACEUTICALS, INC.

                                  By: /s/ Steven H. Holtzman
                                     ------------------------------

                                  Title: Chief Business Officer
                                        ---------------------------


                                  AVENTIS PHARMACEUTICALS INC.

                                  By: /s/ Frank Douglas, M.D.
                                     ------------------------------

                                  Title: Executive Vice President
                                        ---------------------------


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  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


                                   SCHEDULE I
                               PROCESS TECHNOLOGY


          Category                                                Applications
          --------                                                ------------
Target Discovery Technologies:                             For [**]; for [**]  and [**].

Target Validation Technologies:                            For [**] in [**]  or [**]; for [**] and [**].

High-Throughput Screening Technologies:                    For  [**]; for [**]  of [**].

Protein Analysis Technologies:                             For [**]  in [**]  or [**] .

Pharmacogenomics and Genetics Technologies:                For [**], and [**].

Predictive Pharmacology Technologies:                      For [**]  and [**]  of [**].

Automation/Robotics Technologies:                          For [**]  technologies of the types listed above.

Informatics Technologies:                                  For the [**]  and for the [**]  and [**], in each
                                                           case, in connection with [**] of the types listed
                                                           above.



Each of the technology categories listed in the first column above (other than Automation/Robotics Technologies and Informatics Technologies) is referred to in the Agreement as a "Process Technology Category".

    Confidential Materials omitted and filed separately with the Securities and
                    Exchange Commission. Asterisks denote omissions.

                                   SCHEDULE II
 TRANSFERRED MILLENNIUM PROCESS TECHNOLOGY AND THIRD PARTY SOFTWARE MAINTENANCE
                                   AND SUPPORT

GENERAL

         The Base Technology Transfer Services to be provided by Millennium, at no cost to Aventis, shall consist of the following maintenance and support for the Transferred Millennium Process Technology and the Third Party Software, as such maintenance and support may be expressly supplemented or amended in writing pursuant to the Technology Transfer Plan:

         1. Problem reporting, tracking and monitoring by a dedicated connection or by encrypted electronic mail via the Internet.

         2. Reasonable telephone and/or email support as further described below.

         3.   Error correction and bug fixes as further described below.

         4. Delivery and installation of Upgrades in accordance with the instructions of the Joint Technology Transfer Team.

         5.   Training as agreed upon in the Technology Transfer Plan.

MAINTENANCE AND SUPPORT PROCESS

Millennium shall provide Aventis with a telephone number and electronic mail address to facilitate Millennium's provision of the maintenance and support described in this Schedule II. All maintenance and support shall be provided Monday through Friday, during the hours of 9:00 a.m. to 6:00 p.m. Eastern Standard Time, excluding Millennium's standard holidays (the "Support Hours").

1.       GENERAL SUPPORT

a. GENERAL USER AND ADMINISTRATIVE SUPPORT. Following the transfer of the Transferred Millennium Process Technology to Aventis, Millennium shall provide Aventis' general users and administrative support individuals via the designated Aventis contact person or persons for the component at issue, with reasonable telephone and email support during the Support Hours for general questions or problems regarding the operation and maintenance of the Transferred Millennium Process Technology. Aventis will telephone or email Millennium with any such question or problem and Millennium will contact Aventis within [**] of Millennium's receipt thereof, provided that if the end of such [**] period falls after the close of the Support Hours on any given day, Millennium's response will be on the next business day within the Support Hours. If necessary, Millennium will then further respond to such question within [**] of Millennium's initial contact provided that if the end of such [**] period falls after the close of the Support Hours on any given day, Millennium's response will be on the next business day within the Support Hours. It is expressly understood by Aventis that due to the complexity of the Transferred Millennium Process Technology, Millennium's response may not necessarily include a solution to the question or

    Confidential Materials omitted and filed separately with the Securities and
                    Exchange Commission. Asterisks denote omissions.

problem. In addition, for its administrative support individuals, Aventis may establish, after consultation with Millennium, [**].

b. DEVELOPER AND COMPUTATIONAL BIOLOGIST SUPPORT. Following the transfer of the Transferred Millennium Process Technology to Aventis, Millennium shall provide Aventis' developers and computational biologists via the designated Aventis contact person or persons for the component at issue, with reasonable telephone and email support during the Support Hours for questions or problems regarding the operation and maintenance of the Transferred Millennium Process Technology and to the extent expressly set forth in the Agreement, for questions or problems regarding the functionality, development or modification of the Transferred Millennium Process Technology. Aventis will telephone or email Millennium with any such question or problem and Millennium will contact Aventis [**] of Millennium's receipt thereof and will use commercially reasonable efforts to answer Aventis' question or problem, provided that if the end of such [**] period falls after the close of the Support Hours on any given day, Millennium's response will be on the next business day within the Support Hours.
         If necessary, Millennium will then respond to such question or problem within [**] of Millennium's initial contact provided that if the end of such [**] period falls after the close of the Support Hours, Millennium's response will be on the next business day within the Support Hours. It is expressly understood by Aventis that due to the complexity of the Transferred Millennium Process Technology, Millennium's response may not necessarily include a solution to the question or problem.

2.       ERROR CORRECTION SUPPORT FOR TRANSFERRED MILLENNIUM PROCESS TECHNOLOGY

         Aventis will promptly notify Millennium by telephone and/or email via the designated Aventis contact person for the component at issue, of each problem that Aventis is experiencing that Aventis reasonably believes results from Transferred Millennium Process Technology and for which Aventis seeks support from Millennium. Aventis shall provide Millennium with a reasonably detailed description of the problem and any information, data and assistance reasonably necessary to permit Millennium to diagnose or reproduce the problem. Millennium will contact Aventis within [**] of Millennium's receipt thereof and will use commercially reasonable efforts to answer Aventis' question or resolve the problem in such response, provided that if such [**] period falls outside of the Support Hours, Millennium's response will be on the next day falling within the Support Hours. It is expressly understood by Aventis that due to the complexity of the Transferred Millennium Process Technology, Millennium's response may not necessarily include a solution to the question or problem. If necessary, Millennium will then provide a preliminary assessment of the problem within [**] Millennium's initial contact and will attempt to remedy such problem via telephone or email with the assistance of Aventis, provided that if such [**] period falls outside of the Support Hours, Millennium's response will be on the next day falling within the Support Hours. If such problem cannot be remedied in such a manner and if the problem can be reproduced on Millennium's own platform, the problem shall be escalated in accordance with the following severity schedule:

a. If Aventis reports a Critical Error, Millennium shall promptly initiate the following procedures: (a) immediately assign appropriate Millennium specialist(s) to

    Confidential Materials omitted and filed separately with the Securities and
                    Exchange Commission. Asterisks denote omissions.

         seek to correct the Critical Error; (b) provide ongoing daily communication on the status of the correction; and (c) immediately, begin to identify a workaround, patch or solution, at no additional cost. For purposes hereunder, a "CRITICAL ERROR" means a failure of the Transferred Millennium Process Technology to perform or a malfunction in the Transferred Millennium Process Technology that degrades the use of the Transferred Millennium Process Technology such that the error:
         (a) renders the Transferred Millennium Process Technology inoperative; and/or (b) causes the Transferred Millennium Process Technology to fail catastrophically and for which there is no viable detour or work around; and materially impacts Aventis' substantive use of the technology platform.

b. If Aventis reports a Major Error, Millennium shall promptly initiate the following procedures: (a) assign Millennium specialist(s) to commence correction of the Major Error; (b) provide ongoing communication on the status of the correction as requested by Aventis and (c) promptly begin to identify a patch or solution for the Major Error. For purposes hereunder, a "MAJOR ERROR" means a failure of the Transferred Millennium Process Technology to perform or a malfunction in the Transferred Millennium Process Technology that degrades the use of the Transferred Millennium Process Technology such that the error materially affects performance or usability of the Transferred Millennium Process Technology, but does not prohibit Aventis' use of the Transferred Millennium Process Technology.

c. If Aventis reports a Minor Error, Millennium shall provide Aventis with reasonable updates of its progress on remedying the Minor Error. For purposes hereunder, a "MINOR ERROR" means a failure of the Transferred Millennium Process Technology to perform or a malfunction in the Transferred Millennium Process Technology that degrades the use of the Transferred Millennium Process Technology such that the error causes only minor impact to the use of the Transferred Millennium Process Technology. If and when a minor error is corrected it will be included in the next release.

3.       ERROR CORRECTION SUPPORT FOR THIRD PARTY SOFTWARE.

Aventis will promptly notify Millennium by telephone and/or email via the designated Aventis contact person for the component at issue, of each problem that Aventis is experiencing that Aventis reasonably believes is due to Third Party Software and for which Aventis seeks support from Millennium. Aventis will provide Millennium with a reasonably detailed description of the problem and any information, data and assistance reasonably necessary to permit Millennium to diagnose or reproduce the problem. Millennium will contact
Aventis within [**] of Millennium's receipt thereof and will use commercially reasonable efforts to answer Aventis' question or resolve the problem in such response, provided that if such [**] period falls outside of the Support
Hours, Millennium's response be on the next day falling within the Support Hours. It is expressly understood by Aventis that due to the complexity of the Transferred Millennium Process Technology, Millennium's response may not necessarily include a solution to the question or problem. If necessary, Millennium will then provide a preliminary assessment of the problem within [**] of Millennium's initial contact. This preliminary assessment will consist of an assessment of whether the reported problem appears to be a problem resulting from Transferred Millennium Process Technology, a Millennium modification to Third Party Software, or unmodified Third Party Software. In the event the problem results from Transferred Millennium Process Technology or a Millennium modification to Third Party Software, such problem shall be handled in accordance with the provisions for Error Correction for Transferred Millennium Process Technology as described above. If the problem results from unmodified Third Party Software then, if Millennium is able to reproduce the problem in Millennium's environment and if Millennium elects to remedy the problem for Millennium's environment, Millennium will, to the extent Millennium is not contractually prohibited by the applicable vendor, provide such remedy to Aventis if and when such problem is resolved.

4.       LIMITATIONS.

a. Except as expressly set forth herein, Millennium shall have no support or maintenance obligations in connection with problems arising from unmodified Sublicensed Software or Direct Licensed Software or any software that is modified by anyone other than Millennium unless such software constitutes an Aventis Improvement to Transferred Millennium Process Technology that Millennium has incorporated into Millennium's own platform.

b. Millennium acknowledges that there will be problems that cannot be reproduced on Millennium's own platform, and in such cases, Millennium shall use commercially reasonable efforts in assisting Aventis with the resolution of such problems but shall have no further obligations with respect to such unreproducible problems. Aventis agrees that in the event that the problem is caused by Aventis, then Aventis shall pay Millennium commercially reasonable rates, on a time and material basis, plus any additional expense of Millennium (including without limitation travel costs and living expenses) for the provision of such assistance.

c. Support shall be provided by Millennium only for (a) the then current release level of the Millennium Process Technology and the version of the Third Party Software then in use by Millennium and (b) the most recent prior release level of the Millennium Process Technology and the version of the Third Party Software then in use by Millennium for the first six (6) months after the release of the then current release level. Notwithstanding the foregoing, in the event that Millennium has not made available to Aventis, the then current release level of the Millennium Process Technology or the version of Sublicensed Software then in use by Millennium as the case may be, then Millennium shall provide support for the most recent release of the Millennium Process Technology and Sublicensed Software components provided to Aventis and will thereafter provide Aventis with the most current release level, subject to, in the case of Sublicensed Software, any third party restrictions, additional license terms required by the Sublicensed Software licensors and the payment of any related vendor/institution license and/or maintenance fees.

d. Millennium shall have no obligation to provide support or maintenance for any Aventis sublicensees.